SCHEDULE 14A
RULE 14a-101
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐
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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

CSK AUTO CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

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CSK AUTO CORPORATION

Notice of Annual Meeting of Stockholders

To Be Held on Wednesday, June 16, 2004
At 9:00 A.M. Mountain Standard (Phoenix Local) Time

May 14, 2004

Fellow Stockholder:

      On behalf of the Board of Directors, you are cordially invited to attend the CSK Auto Corporation Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, June 16, 2004 at 9:00 a.m. Mountain Standard (Phoenix local) Time, at The Arizona Biltmore, 2400 E. Missouri Avenue, Phoenix, Arizona. The purpose of the Annual Meeting is to consider and act upon the following proposals, and to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

•	Electing the seven directors of the Company to serve until the Company’s next annual meeting and until their successors have been duly elected and qualified.

•	Ratifying the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for the fiscal year ending January 30, 2005 (“fiscal 2004”).

•	Approving the annual incentive compensation terms for certain senior executives.

•	Approving the CSK Auto Corporation 2004 Stock and Incentive Plan.

•	Conducting such other business as may properly come before the meeting.

      The Board of Directors recommends that you vote FOR all of the foregoing proposals. Please refer to this Proxy Statement for detailed information on each of these proposals and on the business to be transacted at the Annual Meeting. Please also find enclosed CSK Auto Corporation’s Annual Report for the fiscal year ended February 1, 2004.

      The Board of Directors established April 24, 2004 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or at any adjournment or postponement thereof. It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend in person, please complete, sign, date and return your proxy card promptly, in the envelope provided. If you attend the Annual Meeting, you may vote your shares in person even though you have previously signed and returned your proxy. You must have an admission ticket to attend, and procedures for requesting that ticket are detailed on page 2 of this Proxy Statement.

      A list of all stockholders of record entitled to vote at the Annual Meeting will be open to examination, for any purpose germane to the Annual Meeting, during ordinary business hours for a period of ten days prior to the Annual Meeting, at the principal executive office of CSK Auto Corporation at 645 East Missouri Avenue, Suite 400, Phoenix, Arizona 85012. This list will also be available for examination during the Annual Meeting at the place where the meeting is held.

      We look forward to you attending either in person or by proxy.

Sincerely yours,

MAYNARD JENKINS
Chairman and Chief Executive Officer

CSK Auto Corporation

645 East Missouri Avenue
Phoenix, AZ 85012

PROXY STATEMENT

       This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CSK Auto Corporation for use in voting at the Annual Meeting of Stockholders (“Annual Meeting”) to be held at The Arizona Biltmore in Phoenix, Arizona on Wednesday, June 16, 2004 at 9:00 a.m. Mountain Standard (Phoenix local) Time, and at any postponement or adjournment thereof, for the purposes set forth in the attached notice. Unless the context indicates otherwise, the “Company,” “we,” “us,” and “our” refer to CSK Auto Corporation and its subsidiaries. Whether or not you expect to attend the Annual Meeting in person, please return your executed proxy card in the enclosed postage-paid envelope or vote by telephone or via the Internet pursuant to the instructions set forth on the enclosed proxy card and the shares represented thereby will be voted in accordance with your instructions.

      Our principal executive office is located at 645 East Missouri Avenue, Suite 400, Phoenix, Arizona 85012. We can be reached by telephone at (602) 265-9200. This Proxy Statement, the accompanying proxy card, and the Company’s Annual Report for the fiscal year ended February 1, 2004 (“fiscal 2003”) are being mailed on or about May 14, 2004 to our stockholders of record as of April 24, 2004.

Matters to Be Considered at the Annual Meeting

      At the Annual Meeting, you will be asked to consider and vote on the proposals described in this Proxy Statement and on any other business that properly comes before the meeting. With respect to any matter to come before the meeting, you or your authorized proxy holder will be entitled to one vote for each share of common stock that you owned as of April 24, 2004, the record date for the Annual Meeting. As of April 24, 2004, there were 46,530,075 shares of our common stock outstanding.

      The following is a brief summary of the proposals to be presented at our Annual Meeting. This summary is not intended to be a complete statement of all material features of the proposals and is qualified in its entirety by the more detailed information contained elsewhere in this Proxy Statement.

Proposal 1

      Proposal 1 concerns the election of a board of seven directors, all of whom are currently serving on the Board of Directors.

Proposal 2

      Proposal 2 concerns ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for fiscal 2004.

Proposal 3

      Proposal 3 concerns the approval of the annual incentive compensation terms for certain senior executives.

Proposal 4

      Proposal 4 concerns the approval of the CSK Auto Corporation 2004 Stock and Incentive Plan.

Voting and Attendance

Voting at the Annual Meeting

      In order to obtain a quorum (the minimum number of stockholders required to be present in person or by proxy to take valid action) at the Annual Meeting, holders of a majority of the issued and outstanding shares of our common stock entitled to vote must attend, either in person or by proxy. In accordance with Delaware law, if a stockholder abstains from voting on an action, that stockholder’s shares will still be counted in determining whether the requisite number of stockholders attended the Annual Meeting. If a broker does not vote on any particular action because it does not have the authority to do so, but does vote on other actions, the shares will still be counted in determining whether the requisite number of stockholders attended the Annual Meeting.

      All actions to be taken at the Annual Meeting, including the election of directors, shall be decided by an affirmative vote of the majority of the voting power of our common stock present in person or represented by proxy at our Annual Meeting.

      All valid proxies received pursuant to this solicitation will be voted in accordance with the instructions specified in the proxy. If no such instructions have been specified, the shares will be voted “FOR” each of the Company’s nominees for election to the Board of Directors and “FOR” each of the other matters discussed in this Proxy Statement.

      We do not know of any matters to be acted upon at the meeting other than those discussed in this Proxy Statement. If other matters properly come before the Annual Meeting, it is the intention of the persons named in the solicited proxy to vote on such matters in accordance with their best judgment.

      Any stockholder who has executed and returned a proxy that is not irrevocable and who for any reason desires to revoke such proxy may do so at any time before the proxy is exercised (i) by delivering written notice prior to the Annual Meeting to the Secretary of the Company at the above address, (ii) by voting the shares represented by such proxy in person at the Annual Meeting, or (iii) by delivering to the Secretary of the Company a later dated proxy at any time before the closing of the polls. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

Voting in Person

      If you wish to attend the Annual Meeting in person, you must have an admission ticket. Advance ticket requests must be submitted in writing and received by CSK Auto Corporation on or before June 9, 2004. No advance ticket requests will be processed after that date. Submit advance ticket requests to Randi V. Morrison, Secretary, by mail at 645 East Missouri Avenue, Suite 400, Phoenix, Arizona 85012. Tickets will be available at the door for stockholders of record on the record date and for such stockholders’ authorized proxy holders. Each stockholder of record on the record date, or such stockholder’s authorized proxy holder, is entitled to bring one guest.

Voting by Proxy

      If you properly execute the enclosed proxy card and return it in time for the Annual Meeting, your proxy will be considered validly given. We are also offering stockholders the opportunity to vote by telephone or via the Internet. Instructions for stockholders interested in using one of these other methods to vote are set forth on the enclosed proxy card.

Expenses of Solicitation

      The costs of solicitation of proxies will be borne by the Company. Such costs include preparation, printing, and mailing of the Notice of Annual Meeting of Stockholders, this Proxy Statement, the enclosed proxy card and the Company’s Annual Report on Form 10-K for fiscal 2003, the fees to be paid by the Company to an outside firm for proxy solicitation-related services, and the reimbursement of brokerage firms and others for reasonable expenses incurred by them in connection with the forwarding of proxy solicitation materials to beneficial owners. The solicitation of proxies will be conducted primarily by mail, but may include telephone, facsimile or oral communications, with the assistance of the proxy solicitation firm retained by us as referenced above, as well as directors, officers, or regular associates of the Company acting without special compensation.

PROPOSAL 1

ELECTION OF DIRECTORS

      The individuals named in the table below are our nominees for election to the Board of Directors. Each of the nominees currently serves on our Board. Following the meeting, the Board of Directors will consist of seven directors. The Board has authority under our Amended and Restated By-laws to fill vacancies and to increase or, upon the occurrence of a vacancy, decrease its size between annual meetings. Our directors are elected for terms of one year and will hold office until the next annual meeting of our stockholders and until his or her successor has been elected and qualified. At the Annual Meeting, all directors will be elected to serve until the 2005 Annual Meeting of Stockholders.

      Each of the nominees has consented to being named as a nominee in this Proxy Statement and has agreed to serve if elected. Should any nominee become unable or unwilling to serve for any reason, it is intended that the persons named in the solicited proxy will vote for the election of such other person as may be designated by the Board of Directors.

      The Nominating & Corporate Governance Committee, discussed further below in the Corporate Governance and Related Matters section, is responsible for recommending candidates for election to the Board of Directors.

Nominees for Director

      The following table sets forth each nominee’s name, age as of April 24, 2004, and position with the Company. A brief account of each nominee’s business experience follows.

Name	Age	Position

Maynard Jenkins	61	Chairman of the Board and Chief Executive Officer
James G. Bazlen	54	Director
Morton Godlas	81	Director
Terilyn A. Henderson	47	Director
Charles K. Marquis	61	Director
Charles J. Philippin	54	Director
William A. Shutzer	57	Director

      Maynard Jenkins became our Chairman of the Board and Chief Executive Officer in January 1997. Prior to joining us, Mr. Jenkins served for ten years as President and Chief Executive Officer of Orchard Supply Hardware, a specialty retailer with sixty-five stores in California that was acquired by Sears, Roebuck & Co. Mr. Jenkins’ thirty-eight years of retail management experience also includes two years as President and Chief Operating Officer of Pay ’N Save and fifteen years at Gemco where, among other positions, he was Vice President and General Merchandise Manager.

      James G. Bazlen became one of our directors in July 1994. Mr. Bazlen previously served as one of our directors from November 1989 to June 1992. Mr. Bazlen served as our President and Chief Operating Officer from July 1994 until his retirement from day-to-day operations in April 2000, and he continues to provide services to us on specific projects. Prior to July 1994, Mr. Bazlen served the Company in various executive positions since April 1991, including Senior Vice President, Vice Chairman and Chief Financial Officer. Prior to that, from March 1986, Mr. Bazlen served as Senior Vice President of The Trump Group, a private investment group. Prior to joining The Trump Group in 1986, Mr. Bazlen served in various executive positions with General Electric Company and GE Capital for thirteen years.

      Morton Godlas became one of our directors in October 1998. Mr. Godlas has been a consultant to the retail industry since retiring from Lucky Stores, Inc. in 1982 as a Corporate Senior Vice President. During his tenure with Lucky Stores, which owned both the Kragen Auto Supply and Checker Auto store chains now owned by the Company, the presidents of both Kragen and Checker reported to Mr. Godlas. Prior to his service with Lucky Stores, Mr. Godlas held various executive positions with Gemco over a twelve-year period.

      Terilyn A. Henderson became one of our directors in April 2002. She was formerly with McKinsey & Company, Inc. for twelve years, the last six of which she served in a partnership capacity. While at McKinsey, Ms. Henderson was a co-leader of the Americas Consumer Industries practice, serving clients primarily concerning retail strategy and growth issues. Ms. Henderson has published and spoken on the particular challenges of growth for U.S. retailers. She also was a co-founder of the Global Nonprofit Practice, and led its North American Environmental sector. Ms. Henderson is a director and member of the Executive Committee of the Massachusetts Audubon Society.

      Charles K. Marquis became one of our directors in April 1999. He has been a senior advisor to Investcorp or one or more of its wholly-owned subsidiaries since January 1999. Prior to joining Investcorp, Mr. Marquis was a partner in the law firm of Gibson, Dunn & Crutcher LLP. Mr. Marquis is also a director of Tiffany & Co., Inc.

      Charles J. Philippin originally became one of our directors in October 1996. He resigned from our Board of Directors in April 2000 and was reappointed in January 2004. From June 2002, Mr. Philippin has been a principal of GarMark Advisors, LLP, a mezzanine investment firm. Prior to that, he was Chief Executive Officer of On-Line Retail Partners, an internet software company. He has also served as a member of the management committee of Investcorp, an international investment firm, and was the National Director of Merger & Acquisitions for Coopers & Lybrand LLP (now PricewaterhouseCoopers LLP). Mr. Philippin is also a director of Competitive Technologies, Inc. and Samsonite Corporation.

      William A. Shutzer became one of our directors in December 2003. Mr. Shutzer is a Senior Managing Director with Evercore Partners, a financial advisory and investment firm, and a private investor. He also has provided consulting services to Lehman Brothers Inc. since December 2003. Mr. Shutzer was a Managing Director in the Private Equity Group at Lehman Brothers Inc. from October 2000 until November 2003. He previously served as a partner in Thomas Weisel Partners LLC, a merchant-banking firm, from 1999 through 2000, and held senior executive positions at ING Baring Furman Selz LLC from 1998 through 1999 and Furman Selz Inc. from 1994 through 1997. Mr. Shutzer is also a director of Jupiter Media Corp., Blount International, Inc., Tiffany & Co., Inc., American Financial Group, and Turbo Chef Technologies, Inc.

      The affirmative vote of a majority of the voting power of our issued and outstanding common stock present in person or represented by proxy at the Annual Meeting is required to elect the Company’s nominees for the Board of Directors.

      THE BOARD OF DIRECTORS UNANIMOUSLY APPROVES THE RECOMMENDATION OF THE NOMINATING & CORPORATE GOVERNANCE COMMITTEE FOR A VOTE FOR THE ELECTION OF THE COMPANY’S NOMINEES FOR THE BOARD OF DIRECTORS NAMED ABOVE, WHICH IS DESIGNATED AS PROPOSAL 1 ON THE ENCLOSED PROXY CARD.

PROPOSAL 2

RATIFICATION OF INDEPENDENT AUDITOR

      The Audit Committee of the Board of Directors has reappointed PricewaterhouseCoopers LLP (“PwC”) as our independent auditor for fiscal 2004. The stockholders are requested to ratify this appointment as a matter of good corporate governance.

      PwC has been our independent auditor since December 1996, and no relationship exists other than the relationship between independent auditor and client.

      If the appointment of PwC as independent auditor for fiscal 2004 is not ratified by the stockholders, the Audit Committee will consider other independent auditors for our next fiscal year. However, because of the difficulty in making any substitution of an independent auditor for the current fiscal year, the appointment of PwC for fiscal 2004 will stand, unless the Audit Committee finds other reason for making a change.

      A representative of PwC will be available at the Annual Meeting to make a statement if he/she desires to do so and to respond to appropriate questions from stockholders.

      The affirmative vote of a majority of the voting power of our issued and outstanding common stock present in person or represented by proxy at the Annual Meeting is required to ratify the appointment of PwC as our independent auditor.

      THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT AUDITOR FOR FISCAL 2004, WHICH IS DESIGNATED AS PROPOSAL 2 ON THE ENCLOSED PROXY CARD.

PROPOSAL 3

APPROVAL OF

THE CSK AUTO CORPORATION
2004 EXECUTIVE INCENTIVE PROGRAM

2004 Executive Incentive Program

      On April 14, 2004, the Compensation Committee of the Board of Directors adopted, subject to the approval of our stockholders, the terms for certain annual incentive bonuses to be paid to Mr. Maynard Jenkins, Chairman of the Board and Chief Executive Officer, and Mr. Martin Fraser, President and Chief Operating Officer, pursuant to the terms of an incentive plan (the “Incentive Program”). The Incentive Program will become effective only upon approval by a majority of the voting power of our issued and outstanding common stock present in person or represented by proxy at the Annual Meeting.

     Purpose

      Messrs. Jenkins and Fraser are entitled to annual cash incentive bonuses in an amount equal to a percentage of their respective annual base salaries determined with reference to financial targets established by the Compensation Committee. In order to qualify these annual cash incentive bonuses for favorable tax treatment under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the Compensation Committee of the Board of Directors has established the Incentive Program and has made the payment of bonuses under the Incentive Program contingent on our stockholders’ approval.

     Eligibility

      Only Messrs. Jenkins and Fraser are eligible for participation in the Incentive Program.

     Terms

      Under the Incentive Program, Messrs. Jenkins and Fraser will be entitled to cash incentive bonuses under the Incentive Program if the performance goals established by the Compensation Committee for fiscal 2004 are achieved. These goals relate to (i) the Company’s earnings per share (EPS), (ii) the Company’s earnings before interest, taxes, depreciation and amortization (EBITDA), and (iii) the Company’s cash flow from operating activities, less capital expenditures.

      In fiscal 2004, based on current base salary (which may be increased during the year), Mr. Jenkins may not be awarded an annual incentive bonus under the Incentive Program in excess of $1,280,000, and Mr. Fraser may not be awarded an annual incentive bonus under the Incentive Program in excess of $640,000, as shown in the table below.

2004 Incentive Program

Name and Position	Dollar Value($)*

Maynard Jenkins	$1,280,000
Chairman and Chief Executive Officer
Martin Fraser	$640,000

President and Chief Operating Officer
Total	$1,920,000

*	These maximum amounts are limitations and do not represent targets.

Federal Income Tax Consequences

      Section 162(m) of the Code generally disallows a federal income tax deduction to public companies to the extent that compensation paid to the company’s chief executive officer and each of the company’s four other most highly compensated officers in any single fiscal year exceeds $1 million. Certain compensation, including “performance-based” compensation meeting the requirements of Section 162(m), is excluded from the determination as to whether the $1 million threshold has been reached with respect to a particular employee. For compensation to constitute “performance-based” compensation, such compensation must be conditioned upon the attainment of one or more “performance goals.” To satisfy the requirements that apply to performance-based compensation, the material terms of the “performance goals” that are set forth above must be approved by the Company’s stockholders, and approval of the Incentive Program will also constitute approval of the foregoing terms.

      Assuming that our stockholders approve the Incentive Program, incentive payments made under the Program will qualify as “performance-based compensation” that is exempt from the $1 million deduction limit imposed by Section 162(m).

      The affirmative vote of a majority of the voting power of our issued and outstanding common stock present in person or represented by proxy at our Annual Meeting is required to adopt the CSK Auto Corporation 2004 Executive Incentive Program.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ADOPTION OF THE 2004 EXECUTIVE INCENTIVE PROGRAM FOR CERTAIN SENIOR EXECUTIVES, WHICH IS DESIGNATED AS PROPOSAL 3 ON THE ENCLOSED PROXY CARD.

PROPOSAL 4

APPROVAL OF

THE CSK AUTO CORPORATION
2004 STOCK AND INCENTIVE PLAN

Introduction

      In May 2004, the Board of Directors approved and recommended for submission to the stockholders for their adoption the CSK Auto Corporation 2004 Stock and Incentive Plan (the “Plan”). The approval by an affirmative vote of the majority of the voting power of our common stock present in person or represented by proxy at the Annual Meeting is required for adoption.

      If the Plan is approved by our stockholders, no additional stock awards will be granted under the CSK Auto Corporation 1996 Associate Stock Option Plan, the CSK Auto Corporation 1996 Executive Stock Option Plan, the CSK Auto Corporation 1999 Employee Stock Option Plan, and the CSK Auto Corporation

Directors Stock Plan (collectively, the “Prior Plans”), except for shares of our common stock that may be issued under previously granted awards covering approximately 1,860,000 shares.

      The Board of Directors believes that the adoption of the Plan is desirable because it will promote and closely align the interests of employees and directors of the Company and its stockholders by permitting the award of stock-based compensation and other performance-based compensation. The Board believes the Plan will strengthen our ability to reward performance that enhances long-term stockholder value; increase employee stock ownership through performance-based compensation plans; and strengthen our ability to attract and retain an outstanding employee and executive team.

      The following summary of the material features of the Plan is qualified in its entirety by reference to the complete text of the Plan. A copy of the Plan is attached to this Proxy Statement as APPENDIX A.

Stock Subject to the Plan

      The Plan provides for the grant of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, stock units, incentive bonuses and other stock unit awards. Under the Plan, the number and kind of shares as to which options, stock appreciation rights, restricted stock, stock units, incentive bonuses or other stock unit awards may be granted is 4,000,000 shares of our common stock (the “New Plan Limit”) plus any shares subject to awards made under the Prior Plans that are outstanding on the effective date of the Plan and become available for regrant as described below. In addition, no more than 1,000,000 shares of the total shares of our common stock issuable under the Plan may be available for grant in the form of incentive stock options. Any shares granted as awards other than options or stock appreciation rights shall be counted against the New Plan Limit as 2.25 shares for every share granted. Shares granted as options or stock appreciation rights shall be counted against the New Plan Limit as one (1) share for every share granted.

      The number of shares available under the New Plan Limit shall not be reduced by:

•	shares subject to awards under the Plan or any Prior Plan that have been canceled, expired, forfeited or settled in cash;

•	shares subject to awards under the Plan or any Prior Plan that have been retained by the Company in payment or satisfaction of the purchase price or tax withholding obligation of an award; or

•	shares subject to awards under the Plan or any Prior Plan that otherwise do not result in the issuance of shares in connection with payment of the award.

      Any share of common stock that is again available for grant under the Plan as a result of one of the events described above related to awards made under the Plan shall be added back to the Plan as one (1) share if the share was subject to a stock option or stock appreciation right or as 2.25 shares if the share was subject to an award made under the Plan other than a stock option or stock appreciation right. Any share that is available for grant under the Plan as a result of one of these events related to awards under a Prior Plan shall be added to the Plan as one (1) share in all cases.

      In addition, shares that have been delivered (either actually or constructively by attestation) to the Company in payment or satisfaction of the purchase price or tax withholding obligation of an award under the Plan or any of the Prior Plans shall be available for awards under the Plan. Any share added back to the Plan in this manner shall be added as one (1) share for each share purchased.

      The Committee (as defined below) shall appropriately adjust the number of shares of common stock subject to the Plan and to outstanding awards if the common stock is affected through a stock dividend, stock split, combination of shares, extraordinary dividend of cash and/or assets, recapitalization, or reorganization.

      The aggregate number of shares of common stock that may be granted as options or stock appreciation rights granted under the Plan during any calendar year to any one participant shall not exceed 500,000 shares, and the aggregate number of shares of common stock that may be granted as restricted stock, stock units or other stock unit awards granted under the Plan during any calendar year to any one participant shall not exceed 250,000 shares unless the compensation in connection with specific awards granted under the Plan is not intended to be treated as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) or unless such limitations are no longer required under Section 162(m) of the Code. The maximum amount payable as an incentive bonus under the Plan during any calendar year to any one participant shall not exceed $4 million unless the incentive bonus is not intended to be treated as “performance-based compensation” under Section 162(m) of the Code or unless such limitation is no longer required under Section 162(m) of the Code.

      The market value of a share of our common stock based on the closing price on the New York Stock Exchange on May 5, 2004 was $18.55.

Administration

      The Plan shall be administered by the Compensation Committee (the “Committee”) of our Board of Directors. The Committee may delegate various functions to subcommittees or certain officers of the Company.

      Subject to the provisions of the Plan, the Committee has the power:

•	to prescribe, amend and rescind rules and regulations relating to the Plan and to define terms not otherwise defined in the Plan;

•	to determine which persons are participants, to which participants, if any, awards are granted under the Plan, the timing of any awards, and to grant awards;

•	to determine the terms and conditions of the awards;

•	to establish and verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any award;

•	to prescribe and amend the terms of the agreements or other documents evidencing awards made under the Plan (which need not be identical) and the terms of or form of any document or notice required to be delivered to the Company by participants under the Plan;

•	to interpret and construe the Plan, any rules and regulations under the Plan and the terms and conditions of any award granted under the Plan, and to make exceptions to any provisions in good faith and for the benefit of the Company; and

•	to make all other determinations deemed necessary or advisable for the administration of the Plan.

      All decisions, determinations and interpretations by the Committee regarding the Plan are final and binding on all participants and beneficiaries.

Eligibility

      Plan participation is limited to employees of the Company and any subsidiary or parent of the Company and to directors of the Company.

Terms and Conditions of Options

      The Plan will permit the Committee to grant incentive stock options or non-qualified stock options or a combination of the two that are subject to the following terms and conditions:

•	Exercise Price — The option price per share will be determined by the Committee but will not in any event be less than 100% of the market value of the common stock on the date the option is granted; provided, however, that the option price per share of any incentive stock option will be equal to or greater than 110% of the market value of the common stock on the date the option is granted if the participant receiving the incentive stock option owns, immediately before the incentive stock option is granted, stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary or parent of the Company; provided further, that the option price per share may be less than 100% of market value on the date of grant if the option is granted in connection with a merger, stock exchange, or other acquisition as a substitute or replacement award for options held by optionees of the acquired entity.

•	Term — In no event will any option be exercisable more than 10 years after the date the option is granted; provided, however, that in the case of an incentive stock option granted to a participant who owns, immediately before the incentive stock option is granted, stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary or parent of the Company, the term of the incentive stock option shall be five years after the date the incentive stock option is granted or such shorter period as the Committee may determine.

•	Transferability — Except as authorized by the Committee, an option may not be transferred except that non-qualified stock options (but not incentive stock options) may be exercised by a participant’s legal representatives or heirs.

      The Plan expressly provides that the Company cannot reprice options without the approval of stockholders except for adjustments made in accordance with the Plan in connection with certain changes in the Company’s capital structure.

      The Committee may permit a participant to elect to defer receipt of all or part of the shares of common stock issuable upon the exercise of an option.

      All options will expire immediately if the participant is discharged from employment pursuant to (a) any definition of “for cause” or similar concept contained in any employment agreement, personal services agreement, retention agreement or similar agreement applicable to such participant, or, in the absence of any such definition or any such agreement, (b) fraud or embezzlement, gross negligence in the performance or nonperformance of duties for the Company or any subsidiary or parent company, or material failure or refusal to perform duties at any time as an employee or director of the Company or any subsidiary or parent company (any such terminations to be a termination for “Cause”).

      Unless the Committee determines otherwise, at such time as the participant ceases to be an employee or director, options shall expire on the earlier of the expiration of the term of the options or as follows:

•	Retirement — If the participant ceases to be an employee or director due to retirement (provided that the participant has attained age 65 and the sum of the participant’s age and years of service with the Company is 75 or higher), any vesting time period relating to the options will accelerate, and assuming any other conditions to vesting are satisfied as of termination, the options will remain exercisable for one year from the date of termination.

•	Death or Disability — If the participant ceases to be an employee or director due to disability or death, any vesting time period relating to the options will accelerate, and assuming any other conditions to vesting are satisfied as of termination, the options will remain exercisable for one year from the date of termination.

•	Change in Control — If the participant involuntarily ceases to be an employee or director (other than a termination as a result of death or disability or for Cause) within one year following a Change in Control (as defined below), options shall become fully vested and may be exercised for a period of one year following such termination.

•	All Other Terminations — In all other cases, the option may be exercised to the extent shares were then purchasable but only if exercised by the participant within three months of the date of such termination.

      Notwithstanding the above, if an incentive stock option is exercised by a participant more than three months after the termination of such participant’s employment for any reason (or more than 12 months following the participant’s death or if the participant is permanently and totally disabled within the meaning of

Section 22(e) of the Code), the incentive stock option will afterwards be treated as a non-qualified stock option for all purposes.

      At the discretion of the Committee, all or a portion of the exercise price of the option may be paid:

•	under an arrangement with the Company’s third party stock administrator where payment is made pursuant to an irrevocable direction to the stock administrator to deliver all or part of the proceeds from the sale of shares issuable under the option to the Company;

•	by the surrender (either actually or constructively by attestation) of previously acquired common stock owned by the participant; or

•	by authorizing the Company to withhold shares of common stock otherwise issuable upon exercise of the option.

Terms and Conditions of Stock Appreciation Rights

      The Committee may also grant stock appreciation rights that entitle the recipient to receive in cash or common stock, as determined by the Committee, value equal to or otherwise based on the excess of the market value of a specified number of shares of common stock at the time of exercise over the exercise price of such stock appreciation right as determined by the Committee on the date of the grant. Such rights may be granted to participants either alone or in addition to or in tandem with other awards granted under the Plan and may, but need not, relate to a specific option. The provisions of stock appreciation rights need not be the same with respect to each recipient. Any stock appreciation right granted in tandem with an option may be granted at the same time such option is granted or at any time thereafter before exercise or expiration of such option. A stock appreciation right shall have the same terms and conditions as options generally, including, without limitation, the terms and conditions relating to option price and exercise conditions, except that a stock appreciation right granted in tandem with a previously granted option shall have the terms and conditions of such previously granted option. In addition, the Committee may impose other conditions or restrictions on the exercise of any stock appreciation right as it shall deem appropriate. Stock appreciation rights may be settled in common stock or cash as determined by the Committee.

Terms and Conditions of Restricted Stock

      The Committee may grant shares of restricted stock that are subject to such restrictions on the retention, vesting, and/or transferability (including continued employment, passage of time and/or performance conditions) that the Committee, in its discretion, may impose. With respect to each grant of restricted stock under the Plan, the Committee shall determine:

•	the time period or periods, if any, including any conditions for determining such period or periods, during which the restrictions on such restricted stock shall apply (the “Restriction Period”); provided that in no event, other than as provided below with respect to ceasing to be an employee or director, shall such restrictions terminate prior to three years after the date of grant if the vesting of the restricted stock is based solely on continuing to be an employee or director or the passage of time; provided however, that the restrictions on such restricted stock may lapse in monthly pro rata installments (i.e., 1/36 per month for 3 years), and/or

•	other terms or conditions, if any, including the attainment of performance goals (including the attainment of “Qualifying Performance Criteria” set forth below) to the right of the Participant to receive such restricted stock (“Vesting Conditions”); provided, however, that in no event, other than as provided below with respect to ceasing to be an employee or director, shall the restrictions on such restricted stock terminate prior to one year after the date of grant if the vesting of such Restricted Stock is subject to the attainment of Qualifying Performance Criteria.

      During the Restriction Period, if any, and prior to the satisfaction of any Vesting Conditions, the participant shall have the entire beneficial interest in, and all rights and privileges of a stockholder as to, such shares, including the right to vote such shares and, unless the Committee determines otherwise, the right to receive dividends payable in shares of restricted stock subject to the same restrictions as the restricted stock with respect to which it is paid, subject to the following restrictions:

•	the participant shall not be entitled to delivery of the stock certificate until expiration of the Restriction Period, if any, and the satisfaction of any Vesting Conditions; and

•	none of the restricted stock may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restriction Period, if any, or prior to the satisfaction of any Vesting Conditions; and

•	all of the restricted stock shall be forfeited and all rights of the participant to such restricted stock shall terminate without further obligation on the part of the Company unless the participant remains in the continuous service as an employee or director of the Company or any subsidiary or parent of the Company for the entire Restriction Period, if any, and any applicable Vesting Conditions have been satisfied.

      Unless the Committee determines otherwise, at such time as the participant ceases to be an employee or director restricted stock shall be treated as follows:

•	Retirement, Death or Disability — If the participant ceases to be an employee or director due to retirement (provided the participant has attained age 65 and the sum of the participant’s age and years of service with the Company is 75) or due to death or disability, and all Vesting Conditions, if any, have been satisfied, any remaining restrictions on the participant’s restricted stock, including with respect to any remaining Restriction Period, shall immediately lapse.

•	Change in Control — If the participant involuntarily ceases to be an employee or director within one year following a Change in Control (other than a termination as a result of death or disability or for Cause) any remaining restrictions on the participant’s restricted stock, including with respect to any remaining Restriction Period or Vesting Conditions, shall immediately lapse, and the Committee may, in its sole discretion, elect to make such payment either in cash, in shares of common stock, in shares of equity securities of the entity (or its parent) resulting from such Change in Control or in any combination of the foregoing.

•	All Other Terminations — If the participant ceases to be an employee or director for any reason other than death, disability, retirement or involuntary termination within one year following Change in Control as described in the preceding paragraphs prior to the termination of any Restriction Period, the participant’s restricted stock then subject to restrictions shall be forfeited, unless the Committee determines otherwise if the circumstances of the particular case so warrant.

Terms and Conditions of Stock Units

      The Committee may grant stock units, which are rights to receive in the future shares of common stock or, at the discretion of the Committee, the value of such common stock in cash. All stock units issued under the Plan shall, unless the Committee provides otherwise at the time an award of stock units to a participant is made, be subject to vesting periods and/or periods of restriction which are not less stringent than those specified with respect to awards of restricted stock. The Committee may permit a participant to elect to defer receipt of all or part of any award of stock units pursuant to the rules and regulations adopted by the Committee.

Terms and Conditions of Incentive Bonuses

      The Committee may also grant incentive bonuses pursuant to which a participant may become entitled to receive an award based on satisfaction of such performance criteria as are specified by the Committee. Incentive bonuses may be paid in either cash or in shares of common stock, and payment in cash does not affect the number of shares of common stock available under the Plan. Subject to the provisions of the Plan, the Committee has discretion to determine the terms of any incentive bonus, including the target and maximum amount payable to a participant as an incentive bonus, the performance criteria and level of achievement relative to such criteria that determines the amount payable under an incentive bonus, the fiscal year or other period as to which performance will be measured for determining the amount of any payment, the timing of any payment earned by virtue of performance, restrictions on the alienation or transfer of an incentive bonus prior to actual payment, forfeiture provisions, and such further terms and conditions, in each case not inconsistent with the Plan, as the Committee may determine from time to time. The performance criteria for any portion of an incentive bonus that is intended to satisfy the requirements for “performance-based compensation” will be a measure based on one or more “Qualifying Performance Criteria” set forth below. Notwithstanding satisfaction of any performance goals, the amount paid under an incentive bonus may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

Other Stock Unit Awards

      The Committee may also grant to participants other stock unit awards that may be in the form of shares of common stock or other securities. The value of any other stock unit award will be based, in whole or in part, on the value of the underlying shares of common stock or other securities. All other stock unit awards issued under the Plan shall, unless the Committee provides otherwise at the time an award of other stock units to a participant is made, be subject to vesting periods and/or periods of restriction which are not less stringent than those specified with respect to awards of restricted stock.

Dividends and Dividend Equivalents

      The Committee may grant awards that provide the participant with the right to receive dividend payments or dividend equivalent payments on the common stock subject to the award, whether or not such award has been exercised or is vested.

Qualifying Performance Criteria and Section 162(m) Limits

      The performance criteria for any award of restricted stock, stock units, incentive bonus or other stock unit award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the award: (a) cash flow (before or after dividends), (b) earnings per share, (c) earnings calculated before interest, taxes, depreciation and amortization (including on a per share basis), (d) stock price, (e) return on equity, (f) total stockholder return, (g) return on capital (including return on total capital or return on invested capital), (h) return on assets or net assets, (i) market capitalization, (j) total enterprise value (market capitalization plus debt), (k) economic value added, (l) debt leverage (debt to capital), (m) revenue, (n) income or net income, (o) operating income, (p) operating profit or net operating profit, (q) operating margin or profit margin, (r) return on operating revenue, (s) cash from operations, (t) operating ratio, (u) operating revenue, (v) market share, (w) same or comparable store sales, (x) adjusted free cash flow, (y) inventory turnover, (z) achievement of reasonably specific transactional accomplishments (e.g., mergers, acquisitions, business combinations and the like), and (aa) achievement of individual performance goals that are based upon the Company’s achievement of (i) pre-established targets or (ii) a level of performance relative to one or more of the Company’s competitors, in each case with respect to one or more of the performance criteria set forth in (a) through (z) above. To the extent consistent with Section 162(m) of the Code, the Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (A) asset write-downs, (B) litigation, claims, judgments or settlements, (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (D) accruals for reorganization and restructuring programs, (E) vesting of retirement agreements or supplemental retirement agreements, (F) closed store charges, (G) financing costs and expenses related to corporate refinancings, and (H) any extraordinary, unusual, non-recurring or non-comparable items (1) as described in Accounting Principles Board Opinion No. 30, (2) as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Annual Report to stockholders for the applicable year, or (3) publicly announced by the Company in a press release or conference call relating to the Company’s results of operations or financial condition for a completed quarterly or annual fiscal period.

Duration and Amendment of the Plan

      No awards shall be granted pursuant to the Plan after the tenth anniversary of the effective date of the Plan. The Board of Directors may amend, alter or discontinue the Plan, and the Board or the Committee may amend any agreement or other document evidencing an award made under the Plan but, other than pursuant to permitted anti-dilution adjustments, no such amendment shall, without the approval of the stockholders of the Company:

•	increase the maximum number of shares of common stock for which awards may be granted under the Plan;

•	reduce the price at which options may be granted;

•	reduce the exercise price of outstanding options;

•	extend the term of the Plan;

•	change the class of persons eligible to participate under the Plan; and

•	increase the individual maximum limits for option, stock appreciation right and non-option awards.

      Prior to a Change in Control, the Board of Directors or the Committee may amend or alter an agreement evidencing an award under the Plan in a manner that would impair the rights of a participant under the agreement only if the alteration or amendment:

•	is required or advisable to satisfy any law or regulation or to meet the requirements of any accounting standard; or

•	is not reasonably likely to significantly diminish the benefits provided under the award, or any diminishment has been adequately compensated.

      After any Change in Control, no change to the Plan may impair the rights of any participant without such participant’s consent.

Change in Control

      “Change in Control” means the occurrence of any one of the following:

•	any person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities, excluding any person who becomes such a beneficial owner in connection with a transaction described in clause (A) or (B) of the third sub-paragraph below; or

•	the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the effective date of the Plan, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the effective date of the Plan or whose appointment, election or nomination for election was previously so approved or recommended; or

•	there is consummated a reorganization, merger or consolidation of the Company with, or sale or other disposition of all or substantially all of the assets of the Company in one or a series of related transactions to, any other person or entity (a “Business Combination”), other than a Business Combination that would result in the voting securities of the Company outstanding immediately prior to such Business Combination continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such Business Combination; or

•	the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to any other person or entity more than 50% of the combined voting power of the voting securities of which is owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Federal Income Tax Consequences of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Stock Units and Incentive Bonuses

      The following discussion of the Plan’s federal income tax consequences is a summary of applicable federal law as currently in effect. State, local and foreign tax consequences may differ, and tax laws may be amended or interpreted differently during the term of the Plan or of awards under the Plan. This discussion does not cover all federal provisions that may apply to a participant, including federal gift tax or estate tax issues.

Incentive Stock Option

      A participant will not recognize any income at the time an incentive stock option is granted. Nor will a participant recognize any income at the time an incentive stock option is exercised. However, the excess of the market value of the shares of common stock on the date of exercise over the option price paid will be a preference item that could create a liability under the alternative minimum tax. If a participant disposes of the shares of common stock acquired on exercise of an incentive stock option after the later of two years after the date of grant of the incentive stock option or one year after the date of exercise of the incentive stock option (the “holding period”), the gain (i.e., the excess of the proceeds received on sale over the option price paid), if any, will be long-term capital gain eligible for favorable tax rates. If the participant disposes of the shares of common stock prior to the end of the holding period, the disposition is a “disqualifying disposition,” and the Participant will recognize ordinary income in the year of the disqualifying disposition equal to the excess of the lesser of (i) the market value of the shares of common stock on the date of exercise or (ii) the amount received for the shares of common stock over the option price paid. The balance of the gain or loss, if any, will be long-term or short-term capital gain or loss, depending on how long the shares of common stock were held by the participant prior to disposition. The Company is not entitled to a deduction as a result of the grant or exercise of an incentive stock option unless a participant recognizes ordinary income as a result of a disqualifying disposition, in which case the Company will be entitled to a deduction at the same time and in the same amount as the participant recognizes ordinary income. Special rules may apply if a participant pays for the exercise of an incentive stock option, or any applicable tax withholding, by delivering previously owned shares of Company stock or by reducing the amount of Company stock otherwise issuable under the incentive stock option. This applies, for example, both in connection with the exercise of an incentive stock option and in paying the purchase price or withholding tax of options by using previously owned incentive stock option stock that has not yet been held for the requisite holding period. The surrender or withholding of shares may cause a participant to recognize income with respect to the shares and/or take a carryover basis in the shares acquired. Participants should consult their tax advisers to determine the tax consequences of surrendering or withholding shares.

Non-Qualified Stock Option

      A participant will not have taxable income upon the grant of a non-qualified option. Upon the exercise of a non-qualified option, the participant will recognize ordinary income equal to the number of shares exercised times the difference between (i) one share of common stock valued at the closing price on the day prior to the date the option is exercised and (ii) the option price of one share of common stock.

      To the extent the participant elects to defer the receipt of the shares issuable upon the exercise of a non-qualified option, and to the extent the participant does so pursuant to an irrevocable election made sufficiently in advance of the exercise date to satisfy IRS guidelines, such exercise should not be taxable other than employment taxes. Rather, taxation should be postponed until the deferred amount becomes payable. At that time, the participant will recognize ordinary income equal to the value of the amount then payable. The tax law is not settled with respect to option deferrals and there is no guarantee that the IRS will not seek to challenge this treatment or how a court might rule.

      The participant will be subject to income tax withholding at the time when the ordinary income is recognized. The Company will be entitled to a tax deduction at the same time and in the same amount.

      The subsequent sale of the shares by a participant generally will give rise to capital gain or loss equal to the difference between the sale price and the sum of the exercise price paid for the shares plus the ordinary income recognized with respect to the shares, and the capital gains will be taxable as long-term capital gains if the participant held the shares for more than one year.

Stock Appreciation Right

      The grant of a stock appreciation right is generally not a taxable event for a participant. Upon exercise of the stock appreciation right, the participant will generally recognize ordinary income equal to the amount of cash and/or the market value of any shares of common stock received. The participant will be subject to income tax withholding at the time when the ordinary income is recognized. The Company will be entitled to a tax deduction at the same time for the same amount. If the stock appreciation right is settled in shares of common stock, the participant’s subsequent sale of the shares generally will give rise to capital gain or loss equal to the difference between the sale price and the ordinary income recognized when the participant received the shares of common stock, and these capital gains will be taxable as long-term capital gains if the participant held the shares for more than one year.

Restricted Stock

      The tax consequences of a grant of restricted stock depend upon whether or not a participant elects under Section 83(b) of the Code to be taxed at the time of the grant.

      If no election is made, the participant will not recognize taxable income at the time of the grant of the restricted stock. When there is no longer is a substantial risk of forfeiture or the restricted stock becomes freely transferable, whichever occurs first, the participant will recognize ordinary income equal to the value of the restricted stock. Any dividends to which the participant is entitled having a record date prior to that time will be taxed to the participant as ordinary income, not as dividends, when paid.

      If the election is made, the participant will recognize ordinary income at the time of the grant of the restricted stock equal to the value of such shares at that time, determined without regard to any of the restrictions. If the shares are forfeited before the restrictions lapse, the participant will generally not be entitled to a deduction on account thereof.

      The participant will be subject to income tax withholding at the time when the ordinary income (including any dividends taxed as ordinary income) is recognized. Subject to the Section 162(m) restrictions discussed below, the Company will be entitled to a tax deduction at the same time and for the same amount.

      A subsequent sale of the shares received in connection with restricted stock generally will give rise to capital gain or loss equal to the difference between the sale price and the ordinary income the participant recognized with respect to the shares. The capital gains will be taxable as long-term capital gains if the participant held the shares for more than one year. The holding period to determine whether a participant has long-term or short-term capital gain or loss on a subsequent sale generally begins when the stock restrictions lapse, or on the date of grant if the participant made a valid Section 83(b) election.

Stock Units

      A participant will not have taxable income upon the grant of a stock unit. Rather, taxation will be postponed until the stock becomes payable which will be either immediately following the lapse of the restrictions on the stock units or, if the participant has elected deferral to a later date, such later date. At that time, the participant will recognize ordinary income equal to the value of the amount then payable. Any dividend equivalents on the stock units will be taxed to the participant as ordinary income when paid.

      The participant will be subject to income tax withholding at the time when the ordinary income (including any dividend equivalents taxed as ordinary income) is recognized. Subject to the Section 162(m) restrictions discussed below, the Company will be entitled to a tax deduction at the same time and for the same amount.

      If a stock unit is settled in shares, subsequent sale of the shares generally will give rise to capital gain or loss equal to the difference between the sale price and the ordinary income recognized when the participant received the shares, and these capital gains will be taxable as long-term capital gains if the participant held the shares for more than one year.

Incentive Bonuses

      A participant will not have taxable income upon the grant of a contingent right to an incentive bonus. Rather, taxation will be postponed until the incentive bonus becomes payable, and, if the participant has timely elected deferral to a later date, such later date. The tax law is not settled with respect to deferrals and there is no guarantee that the IRS will not seek to challenge this treatment or how a court might rule. At that time, the participant will recognize ordinary income equal to the value of the amount then payable.

      The participant will be subject to income tax withholding at the time when the ordinary income is recognized. Subject to the Section 162(m) restrictions discussed below, the Company will be entitled to a tax deduction at the same time and for the same amount.

Company Deductions and Section 162(m)

      Subject to the limitation imposed by Section 162(m) of the Code, the Company or a subsidiary or parent company will be entitled to a deduction equal to the ordinary income recognized by the participant (including any dividends or dividend equivalents taxed as ordinary income) from non-qualified stock options, stock appreciation rights, restricted stock, stock units and incentive bonuses for the taxable year when the participant recognizes such income.

      For the individual serving as the chief executive officer of the Company at the end of the taxable year and for the individuals serving as officers of the Company or a subsidiary at the end of such year who are among the four most highly compensated officers (other than the chief executive officer of the Company) for proxy reporting purposes, Section 162(m) of the Code limits the amount of compensation otherwise deductible by the Company and its subsidiaries for such year to $1,000,000 for each such individual except to the extent that such compensation is “performance-based compensation.” All options and stock appreciation rights are designed to be performance-based compensation for purposes of Section 162(m) of the Code. At the time of any grant of restricted stock or stock units and the establishment of criteria with respect to incentive bonuses, the Committee will determine whether and to what extent such award is intended to be performance-based compensation for purposes of Section 162(m) of the Code. Dividends and dividend equivalents that are paid currently will not be performance-based compensation for purposes of Section 162(m) of the Code.

Section 280G of the Code

      In the event of a Change in Control of the Company, and depending on a participant’s individual circumstances, certain amounts paid with respect to awards under the Plan may constitute “excess parachute payments” under the “golden parachute” provisions of the Code. Under these provisions, a participant would be subject to a 20% excise tax on any “excess parachute payments” and the Company would be denied any deduction with respect to these payments. Participants should consult their tax advisors as to whether accelerated vesting of an award in connection with a change in control would give rise to an “excess parachute payment.”

New Plan Benefits

      As of the date of this proxy statement, no awards have been made under the Plan. The benefits that will be awarded or paid under the Plan are not currently determinable.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ADOPTION OF THE CSK AUTO CORPORATION 2004 STOCK AND INCENTIVE PLAN, WHICH IS DESIGNATED AS PROPOSAL 4 ON THE ENCLOSED PROXY CARD.

CORPORATE GOVERNANCE AND RELATED MATTERS

Corporate Governance Guidelines

      The Board of Directors has adopted Corporate Governance Guidelines (“Guidelines”) to address significant corporate governance issues. The Guidelines provide a framework for corporate governance initiatives and cover topics such as board composition and committees, director responsibilities, compensation and orientation, and self-evaluation. The Nominating & Corporate Governance Committee is responsible for overseeing and reviewing the Guidelines and recommending any changes to the Board.

      The Guidelines are available on the Corporate Governance pages of the Investor Relations area of our website at www.cskauto.com, and printed copies are available to any shareholder upon request.

Codes of Conduct

      We have adopted a Code of Business Conduct and Ethics applicable to all associates, officers and members of the Board of Directors, which is designed to assist them in resolving various types of ethical issues that may arise in the business environment. This Code covers topics such as conflicts of interest, insider trading, confidentiality, and compliance with laws. In addition, we have adopted a Code of Ethics for Financial Officers applicable to the Chief Executive Officer, Chief Financial Officer, Controller, Treasurer, Director of Financial Reporting and/or other officers performing similar functions, which addresses certain basic ethical principles and practices. Both of the codes are available on the Corporate Governance pages of the Investor Relations area of our website at www.cskauto.com, and printed copies are available to any shareholder upon request. To the extent and in the manner required by Securities and Exchange Commission (“SEC”) rules and the New York Stock Exchange (“NYSE”) listing standards, we intend to disclose any future amendments to and/or waivers from (as the case may be) certain provisions of these codes on the Company’s website.

THE BOARD OF DIRECTORS

Director Independence

      The Guidelines provide that the Board will meet the criteria for independence as established by the NYSE. Pursuant to the new NYSE corporate governance listing standards, the Board has determined that a majority of the Company’s directors, specifically Ms. Henderson and Messrs. Godlas, Marquis and Philippin, are independent as required under the new standards. In making such determination, the Board applied the following criteria in the context of all relevant facts and circumstances known to the Board:

•	A director is not independent unless the Board of Directors affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company).

•	A director who is an employee, or whose immediate family member is an executive officer, of the Company is not independent until one year after the end of such employment relationship.

•	A director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until one year after he or she ceases to receive more than $100,000 per year in such compensation.

•	A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company is not independent until one year after the end of the affiliation or the employment or auditing relationship.

•	A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee is not independent until one year after the end of such service or the employment relationship.

•	A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, is not independent until one year after falling below the threshold.

Board of Directors’ Meetings

      The Board of Directors held four meetings in fiscal 2003. Of the currently incumbent directors, none of the directors attended fewer than 75% of the meetings of the Board of Directors and of the committees on which he/she served (if any) during the period of time he/she served on the Board of Directors and such committees in fiscal 2003. Our policy with regard to Board member attendance at our annual meetings and information concerning director attendance at last year’s annual meeting of stockholders is available on the Corporate Governance pages of the Investor Relations area of our website at www.cskauto.com.

      Our non-management directors meet regularly in executive session without the presence of Company management. In addition, an executive session is held at least once a year to be attended only by the independent directors. Each of these executive sessions is chaired by a designated presiding director to be appointed annually by and from the independent directors. Mr. Marquis is currently our Board’s designated presiding director.

Compensation of Directors

The Directors Stock Plan and Policy

      As part of an effort to attract and retain qualified individuals to serve on our Board of Directors, our Board of Directors adopted the CSK Auto Corporation Directors Stock Plan (the “Directors Plan”) in June 1998, and our stockholders approved it at our fiscal 1999 Annual Meeting of Stockholders. The Directors Plan permits the issuance of stock options and/or stock grants to directors who are not employees of the Company.

      Pursuant to our Outside Director Compensation Policy, outside directors are paid an annual stipend of $50,000, which may be paid in the form of cash, restricted stock (pursuant to our Directors Plan), or any combination thereof. The cash portion of the annual stipend is paid, and the shares of common stock vest, in two equal installments, generally six months after the director’s election (or re-election) to the Board and the date of the following annual meeting of our stockholders. Awards of restricted stock are valued at fair market value at the close of business on the date immediately prior to the date of the grant. As of April 24, 2004, 14,934 shares of restricted common stock under the Directors Plan have been granted, 11,428 of which have vested, 2,554 of which shall vest in June 2004, and 952 of which were permanently retired by the Company in December 2002.

      The Outside Director Compensation Policy also provides for a cash stipend of $1,500 plus reimbursement of reasonable expenses for each regular Board of Directors meeting attended in person or telephonically, $1,500 plus reimbursement of reasonable expenses for attendance in person at any committee meeting that is not held in conjunction with a meeting of the entire Board, $500 for each committee meeting attended telephonically, and $500 for each special Board meeting attended telephonically.

Communications with the Board of Directors

      Any shareholder or other interested party who desires to communicate with the Board of Directors or any particular director(s) (including the presiding director or the non-management directors as a group) may do so electronically by sending an e-mail to boardofdirectors@cskauto.com. Alternatively, a shareholder can contact the Board of Directors or any particular director(s) by writing to: CSK Auto, Inc., c/o Legal Department, Randi V. Morrison Attention: Board of Directors at 645 East Missouri Avenue, Suite 400, Phoenix, AZ 85012. Additional information concerning shareholder communications with our Board is available on the Corporate Governance pages of the Investor Relations area of our website at www.cskauto.com.

Board Committees

      Our Board of Directors has three standing committees, which are the Nominating & Corporate Governance Committee, Audit Committee, and Compensation Committee, as well as a Qualified Legal Compliance Committee which is a special committee composed of the members of the Audit Committee. The functions of these standing committees are described below. The charters for these committees are available on the Corporate Governance pages of the Investor Relations area of our website at www.cskauto.com, and printed copies are available to any shareholder upon request.

Nominating & Corporate Governance Committee

      The Nominating & Corporate Governance Committee is responsible for identifying individuals qualified for membership on the Company’s Board of Directors, recommending director nominees for each annual meeting of shareholders and appointments to Board committees, reviewing and reassessing on a regular basis the Company’s corporate governance principles, and addressing other corporate governance issues that arise from time to time. The current members of our Nominating & Corporate Governance Committee are Ms. Henderson and Messrs. Godlas and Marquis. The Board of Directors has determined that all of the members of the Nominating & Corporate Governance Committee are independent as that term is defined in the applicable NYSE listing standards. The Nominating & Corporate Governance Committee held two meetings during fiscal 2003.

      The Nominating & Corporate Governance Committee will consider director candidates recommended by our stockholders for the Company’s annual meeting to be held in 2005 provided any such proposal is submitted to us in writing on or before January 14, 2005, at our principal executive offices at 645 East Missouri Avenue, Suite 400, Phoenix, Arizona 85012, Attn: Randi V. Morrison, Secretary, and such proposal contains sufficient background information concerning the candidate to enable proper judgment to be made by the Committee as to his or her qualifications.

      Other than ensuring that the Board of Directors and each of the Board’s standing committees meet the independence requirements and other criteria established by the NYSE, SEC or other governing regulatory bodies, there are no specific, minimum qualifications that the Nominating & Corporate Governance Committee believes must be met by a Committee-recommended nominee for a position on the Company’s Board of Directors, or any specific qualities or skills that the Committee believes are necessary for one or more of the directors to possess. However, the Committee seeks candidates who possess the background, skills, expertise, and time to make a significant contribution to the Board and the Company. The specific qualities or skills of any particular candidate are evaluated by the Committee in the context of the overall composition of the Board and each of the Board’s standing committees and the then current needs of the Board and the Company.

      The number of directors constituting the entire Board is established and modified from time to time by the Board of Directors. Directors are elected at each annual meeting of the Company’s stockholders. With respect to director nominees for election at each annual meeting, the Committee reviews and evaluates the contributions and overall service to the Company of each incumbent director. If a vacancy on the Board arises, the Committee identifies potential new director candidates utilizing the Company’s and the Board’s extensive experience, and in instances where the Committee deems necessary or appropriate, may retain a third party search firm to assist in identifying such candidates. Though the Company historically has not received any stockholder-recommended nominees, the Committee would not intend to alter the manner in which it evaluates such candidates relative to candidates identified or submitted by other sources.

      Two of our current nominees for election to our Board of Directors, William A. Shutzer and Charles J. Philippin, were recommended to the Nominating & Corporate Governance Committee by certain of our non-management directors as well as our Chief Executive Officer. Such nominees were subsequently approved by the Board of Directors upon the recommendation of the Nominating & Corporate Governance Committee.

Audit Committee

      The Audit Committee is responsible for assisting the Board of Directors in oversight of (i) the integrity of the Company’s financial statements, (ii) the independent auditor’s qualifications and independence, (iii) the performance of the Company’s internal audit function and independent auditors, and (iv) the Company’s compliance with legal and regulatory requirements. The Audit Committee has the sole authority and responsibility to appoint, subject to shareholder ratification, the independent auditor, and pre-approve all auditing and permitted non-audit services pursuant to a written policy available on the Corporate Governance pages of the Investor Relations area of our website at www.cskauto.com and attached to this Proxy Statement as APPENDIX B. Since the effective date of the new SEC rules which generally require (subject to limited exceptions) the external auditor’s audit committee client to approve all services and fees of the company’s external auditor, each new engagement of PricewaterhouseCoopers LLP was approved in advance by the Audit Committee and none of those engagements was pursuant to the “de minimis” exception to pre-approval contained in the SEC rules.

      In addition, the Audit Committee interacts with management, our internal audit personnel and our independent auditor to consider the adequacy of our internal controls and our financial reporting in light of the audit results and accompanying management letters. The current members of our Audit Committee are Ms. Henderson and Messrs. Godlas and Philippin. The Board of Directors has determined that all of the members of the Audit Committee are independent as that term is defined in the applicable NYSE listing standards and in SEC Rule 10A-3. The Board of Directors has also determined that the Chair of the Audit Committee, Mr. Philippin, is an “audit committee financial expert” as that term is defined in Item 401(h) of Regulation S-K and that all members of the Audit Committee are financially literate under the SEC’s rules. The Audit Committee held thirteen meetings during fiscal 2003.

Qualified Legal Compliance Committee

      The Qualified Legal Compliance Committee (“QLCC”) was established by our Board of Directors in June 2003 as a means of handling reports by certain of our inside and outside attorneys of evidence of a possible material violation of securities laws or a possible material breach of fiduciary duty or a similar material violation by the Company, or by any of its officers, directors, employees or agents, pursuant to a SEC rule codified at 17 CFR Part 205 (the “New Rule”), which implements Section 307 of the Sarbanes-Oxley Act of 2002. Pursuant to the provisions of the New Rule, the QLCC has been charged by our Board of Directors with specific authority and responsibilities, and has adopted written procedures for the confidential receipt, retention and consideration of any report of evidence of a possible material violation under the New Rule. These procedures provide the QLCC with the authority and responsibility to (a) inform the Chief Legal Officer (“CLO”) and the Chief Executive Officer (“CEO”) of any such report, (b) determine whether an investigation regarding such report is necessary, (c) if so, initiate and conduct an investigation, and retain additional expert personnel as the QLCC deems necessary, (d) recommend (if warranted based on such investigation) that the Company implement an appropriate response to the evidence, (e) inform the CLO and the CEO, the Board of Directors, and, if deemed appropriate by the QLCC, the reporting attorney, of the results of any such investigation and the appropriate remedial measures (if any) to be adopted, and (f) take all other appropriate action, including the authority to notify the SEC if the Company fails to implement an appropriate response that the QLCC has recommended. The QLCC is composed of the members of the Audit Committee, as such composition may change from time to time.

Compensation Committee

      The Compensation Committee is responsible for discharging the Board’s responsibilities relating to the compensation of the Company’s executives, and reviewing and making recommendation to the Board with respect to incentive compensation plans, equity-based plans and director compensation. The Compensation Committee also periodically reviews changes in compensation and employee benefits for our other associates. In addition, the Compensation Committee administers the Company’s 1996 Executive Stock Option Plan, 1996 Associate Stock Option Plan, 1999 Employee Stock Option Plan, Directors Stock Plan, 1997 Senior Executive Stock Loan Plan, and 2000 Senior Executive Stock Loan Plan. The current members of our Compensation Committee are Ms. Henderson and Messrs. Godlas, Marquis, and Philippin. The Board of Directors has determined that all of the members of the Compensation Committee are independent as that term is defined under the applicable NYSE listing standards. The Compensation Committee held two meetings during fiscal 2003.

Compensation Committee Interlocks and Insider Participation

      No current member of our Compensation Committee was, during fiscal 2003, one of our executive officers or employees or was formerly one of our officers. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors.

Report of the Audit Committee

      In accordance with its Charter, available on the Corporate Governance pages of the Investor Relations area of our website at www.cskauto.com and attached to this Proxy Statement as APPENDIX C, the Audit Committee assists the Board of Directors in oversight of the Company’s financial reporting, internal control and audit functions. Management has the primary responsibility for the financial statements and the reporting process. PricewaterhouseCoopers LLP, the Company’s independent auditor, is responsible for performing an independent audit and expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.

      In this context, the Audit Committee (1) reviewed and discussed with management and the independent auditor the audited financial statements; (2) discussed with the independent auditor the matters required by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as may be modified or supplemented, and (3) received from and discussed with the independent auditor the written disclosures and letter required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, and discussed with the independent auditor its compliance with the independence standards.

      Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors and the Board of Directors approved that the audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal 2003 for filing with the SEC. The Committee also reappointed the firm of PricewaterhouseCoopers LLP as the Company’s independent auditor, and determined to seek shareholder ratification of this decision.

Respectfully Submitted,

Audit Committee

Charles J. Philippin, Chairman
Morton Godlas
Terilyn A. Henderson

Fees Incurred for Services Rendered by Independent Auditor

      The Company incurred the following fees for services performed by PricewaterhouseCoopers LLP during fiscal 2003 and fiscal 2002:

	2003	2002

Audit Fees(1)	$910,619	$762,192
Audit-Related Fees(2)	96,446	40,000
Tax Fees(3)	304,612	362,000
All Other Fees(4)	—	—

	$1,311,677	$1,164,192

(1)	The audit fees for the fiscal years ended February 1, 2004 and February 2, 2003, respectively, were for professional services rendered for the audits of the consolidated financial statements of the Company, the issuance of consents and comfort letters, the review of additional documents filed with the SEC and consultations with respect to the application and adoption of new accounting pronouncements.

(2)	The audit-related fees for the fiscal years ended February 1, 2004 and February 2, 2003, respectively, were for professional services rendered for assurance and related services with respect to employee benefit plan audits and an assessment of certain of the Company’s accounting policies and procedures.

(3)	Tax fees for the fiscal years ended February 1, 2004 and February 2, 2003, respectively, were for services related to tax compliance (including reviewing tax returns) and tax advice. For the fiscal year ended February 1, 2004, fees for tax compliance totaled $45,700 and fees for tax advice totaled $258,912. For the fiscal year ended February 2, 2003, fees for tax compliance totaled $42,000 and fees for tax advice totaled $320,000.

(4)	There were no fees billed to the Company during fiscal years 2003 or 2002 for services other than those described above.

      The Audit Committee has considered whether the provision by PricewaterhouseCoopers LLP of non-audit services is compatible with the firm’s maintaining its independence in connection with its audit of the Company’s financial statements, and has determined that the permissible non-audit services conducted by PricewaterhouseCoopers LLP do not impair or impede the firm’s independence.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Compensation Policies

      The Compensation Committee’s responsibilities include discharging the Board of Director’s responsibilities relating to compensation of the Company’s executives. The Committee establishes compensation guidelines and targets based upon the performance of the Company and individual executive officers. Compensation ranges are established through periodic evaluation of the duties and responsibilities assigned to employees of various positions and the compensation paid in the general market for persons with the same or similar skills, training and ability, performing similar duties. We periodically adjust salary ranges based upon duties performed, business growth, general economic conditions of the Company and comparable wages and salaries. The Compensation Committee’s goal is to establish a compensation program that:

•	Links the interests of management and stockholders;

•	Links executive compensation with long-term CSK performance; and

•	Attracts and retains executives of high caliber and ability.

      For fiscal 2003, the Company’s compensation program consisted of base salary, an incentive bonus plan, stock option plans and a retirement plan. The Compensation Committee also has the discretion to award bonuses to executive officers and other associates in recognition of individual and/or Company performance outside of the context of the incentive bonus plan.

Base Salary

      Each year the Compensation Committee reviews base salaries of individual executive officers and their salary ranges. In determining adjustments to base salary and salary ranges for a particular year, the Compensation Committee may rely on surveys regarding salaries and other short-term compensation at comparable companies. In making salary adjustments, the Compensation Committee also makes subjective determinations regarding the performance of individual officers.

Incentive Bonus Plan

      At the early part of each fiscal year, the Compensation Committee establishes cash incentive bonuses for our executive officers and other eligible associates based on the achievement of specific individual and Company performance goals. For fiscal 2003, bonuses were established based on the Company’s performance of goals related to earnings per share, cash flow, and earnings before interest, taxes, depreciation and amortization, as well as achievement of individual performance goals. For fiscal 2003, our Vice Presidents and more senior officers were eligible under the plan for bonuses ranging from 25% to 160% of year-end salary based upon the Company’s achievement of a certain level of performance with respect to the established goals.

Stock Option Plans

      We grant options to our Vice Presidents and more senior officers to purchase shares of our common stock under our 1996 Executive Stock Option Plan, 1996 Associate Stock Option Plan (“Associate Plan”) and 1999 Employee Stock Option Plan (“Employee Plan”). Our other employees are eligible to participate in the Associate Plan and the Employee Plan. In addition, prior to or concurrent with the Company’s initial public offering in 1998, pursuant to the terms of their employment agreements, the Company awarded Mr. Jenkins, our Chairman of the Board and Chief Executive Officer, options to purchase 401,967 shares at $12.04 per share, and Mr. Bazlen, our former President and currently a member of the Board of Directors, options to purchase 299,337 shares at $12.04 per share. Prior to our initial public offering, Mr. Jenkins was also awarded options to purchase 216,635 shares; the exercise price of these options is $11 per share. In fiscal 2003, Mr. Jenkins exercised the 401,967 options which were due to expire in February 2004, and Mr. Bazlen exercised the 299,337 options which were due to expire in December 2003.

Retirement Plan

      The Company sponsors the CSK Auto, Inc. Retirement Program, a defined contribution plan that is qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended. Participation in the retirement program is voluntary and available to any employee who is 21 years of age and who has worked for us for more than one year. The Company has historically elected to match a portion of a participant’s contributions to this plan.

CEO Compensation

      Pursuant to the terms of the 2003 Executive Incentive Program adopted in April 2003 by the Compensation Committee of the Board of Directors (“2003 Incentive Program”), Mr. Jenkins is entitled to an annual cash incentive bonus under such Program in an amount equal to a percentage of his annual base salary determined with reference to the Company’s achievement of financial measures consisting of (i) earnings per share (EPS), (ii) earnings before interest, taxes, depreciation and amortization (EBITDA), and (iii) cash flow from operating activities, less capital expenditures, as well as Mr. Jenkins’ achievement of individual performance goals established by the Compensation Committee.

      For fiscal 2003, the Company paid Mr. Jenkins an annual base salary of $768,361, a bonus pursuant to the 2003 Incentive Program of $464,992, which was based upon the achievement by the Company of its EPS target and Mr. Jenkins’ achievements relative to the previously established individual performance goals, and a discretionary bonus of $200,615 that was awarded by the Compensation Committee in recognition of the Company’s improved financial results in fiscal 2003.

      In January 2004, we completed a refinancing (the “Refinancing”) of our debt that included the redemption of approximately 94% of our outstanding $280 million of 12% senior notes and the issuance of $225 million of 7% senior subordinated notes which mature in January 2014. We also amended our senior credit facility, increasing the amount of our credit line by $75 million to $400 million, consisting of a $255 million term loan that matures in June 2009 and a $145 million revolving credit facility that matures in June 2008. This Refinancing is expected to provide pre-tax annual interest savings of between $11 and $13 million, or $0.14 to $0.17 per share. Mr. Jenkins was paid a bonus in the amount of $600,000 in March 2004 in recognition of the Company’s successful completion of the Refinancing upon better than anticipated terms.

      Mr. Jenkins also has a supplemental retirement plan agreement with the Company discussed further below under the caption “Employment Agreements.”

Respectfully Submitted,

Compensation Committee

Charles K. Marquis, Chairman
Morton Godlas
Terilyn A. Henderson
Charles J. Philippin

      The following table summarizes the number of stock options issued, the weighted-average exercise price and the number of securities remaining to be issued under all outstanding equity compensation plans as of February 1, 2004.

Equity Compensation Plan Information

	Number of Securities		Number of Securities
	to be Issued upon	Weighted-average	Remaining Available for
	Exercise of	Exercise Price of	Future Issuance under
	Outstanding Options,	Outstanding Options,	Equity Compensation
Plan Category	Warrants and Rights	Warrants and Rights	Plans(1)

Equity compensation plans approved by security holders	1,612,734	$14.35	143,456
Equity compensation plans not approved by security holders(2)	256,575	$11.16	—

Total	1,869,309	$13.91	143,456

(1)	Excludes the securities to be issued upon exercise of outstanding options, warrants and rights.

(2)	Consists of stock options awarded to our current Chief Executive Officer and former President under the terms of their respective employment agreements approved by the Board of Directors prior to or concurrent with the Company’s initial public offering (discussed further above in Report of the Compensation Committee on Executive Compensation — Stock Option Plans).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions Involving Our Directors

      Upon his retirement as President and Chief Operating Officer of the Company in April 2000, the Company entered into an agreement with Mr. James Bazlen, a current member of our Board of Directors, for the performance of specific projects for the Company, as designated by the Chief Executive Officer and/or new President and Chief Operating Officer, for an annual fee ($50,000, as of June 2003) and continued payment of certain medical, dental, insurance, 401(k) and other benefits. This agreement is terminable by either party upon written notice. Mr. Bazlen does not receive any additional stipend associated with his service on our Board of Directors other than meeting fees and expenses paid to all outside directors pursuant to the Company’s Outside Director Compensation Policy.

      We have from time to time entered into certain investment banking relationships with Lehman Brothers Inc. (“Lehman”). In addition, we have an outstanding agreement with Lehman which provides that, until June 2004, Lehman has the right to provide investment banking services to us under certain circumstances upon our payment of mutually agreed, customary fees for such services, or we may elect under such circumstances to decline to use such services and pay Lehman a pre-determined fee. Mr. William A. Shutzer, a current member of our Board of Directors, was formerly employed with Lehman in various capacities and has provided consulting services to Lehman since December 2003.

Stockholders’ Agreement

      At the time of our recapitalization in October 1996, each of our stockholders at the time (the “Agreeing Stockholders”), CSK Auto Corporation and CSK Auto, Inc. entered into a stockholders’ agreement which restricted the transfer of shares of common stock held by the Agreeing Stockholders. The stockholders’ agreement also entitled the Agreeing Stockholders to certain rights regarding the transfer of their shares (including registration rights) and corporate governance. Any party who purchased shares from the Agreeing Stockholders became a party to the stockholders’ agreement as well. In addition, in December 1997, upon the purchase of newly issued common stock, an affiliate of the Investcorp Group and its subsequent transferees became parties to the stockholders’ agreement. In November 2002, the stockholders’ agreement, except for the registration rights provisions, terminated upon the satisfaction of certain conditions.

      Until September 2003, based upon its holdings of our common stock, the Investcorp Group was an affiliate of ours. From September 2003 through January 2004, the Investcorp Group sold approximately 9 million shares of our common stock in underwritten offerings and pursuant to Rule 144 in multiple transactions. As of February 1, 2004, the Investcorp Group still has unexercised demand registration rights under the stockholders’ agreement relating to approximately 475,756 shares of our common stock. Three members of our Board of Directors employed by the Investcorp Group resigned from our Board in February 2004. Mr. Charles Marquis, a current member of our Board of Directors, is a senior advisor to Investcorp.

Registration Rights Agreements

      In connection with the sale in 2001 of $50.0 million of 7% convertible subordinated debentures and a $30.0 million 7% convertible subordinated note, we entered into registration rights agreements with LBI Group Inc., an affiliate of Lehman, Investcorp CSK Holdings L.P, and Oppenheimer Capital Income Fund, a registered investment company managed by OppenheimerFunds, Inc., a principal shareholders of ours, with respect to approximately 10.42 million shares issued with respect to the conversion and payment of interest on those securities. Pursuant to these agreements, all such shares have been registered on a shelf registration statement.

EXECUTIVE OFFICERS

      The following table sets forth the name, age as of April 24, 2004, and position of each of our executive officers. Below the table appears a brief account of each executive officer’s business experience, other than

Mr. Jenkins, whose background is described above under the caption “Election of Directors.” Our executive officers also have the same titles at our subsidiary, CSK Auto, Inc.

Name	Age	Position

Maynard Jenkins	61	Chairman, Chief Executive Officer and Director
Martin Fraser	49	President and Chief Operating Officer
Dale Ward	54	Executive Vice President — Commercial Operations
Larry Buresh	59	Senior Vice President and Chief Information Officer
Larry Ellis	49	Senior Vice President — Logistics
Lon Novatt	43	Senior Vice President, Chief Administrative Officer and General Counsel
Don Watson	48	Senior Vice President and Chief Financial Officer

      Martin Fraser became our President and Chief Operating Officer in April 2000. Prior to this assignment, Mr. Fraser served as Executive Vice President — Merchandising, Distribution and Commercial. Mr. Fraser began his career with the Company twenty-six years ago and has served the Company in several executive positions including Senior Vice President — Merchandising, Transportation, Replenishment, and Marketing.

      Dale Ward became our Executive Vice President — Commercial Operations in October 2001. Prior to that, Mr. Ward served as Senior Vice President — Store Operations since March 1997. Mr. Ward served as Executive Vice President and Chief Operating Officer of Orchard Supply Hardware since April 1996. Mr. Ward served as President and Chief Executive Officer of F&M Super Drug Stores, Inc., a drugstore chain, from 1994 to 1995. He also served as President and Chief Executive Officer of Ben Franklin Stores, Inc., a variety and craft store chain, from 1988 to 1993, and as Chairman of Ben Franklin Crafts Inc., a craft store chain, from 1991 to 1993.

      Larry Buresh became our Senior Vice President and Chief Information Officer in November 1998. Prior to that, Mr. Buresh was Vice President and Chief Information Officer of Chief Auto Parts, Inc. from 1995 to November 1998. From 1994 to 1995, Mr. Buresh was Senior Director of Central Information Services for Sears, Roebuck & Co. From 1986 to 1994, Mr. Buresh was Vice President and Chief Information Officer of Frank’s Nursery & Crafts, Inc. Prior to that, Mr. Buresh was Vice President of Management Information Services for Ben Franklin Stores Company.

      Larry Ellis became our Senior Vice President — Logistics in April 2002. Prior to that, Mr. Ellis served as Vice President — Distribution, Transportation, Priority Parts and Replenishment. Mr. Ellis began his career with the Company twenty-eight years ago and has served the Company in several middle and senior management positions.

      Lon Novatt became our Senior Vice President, Chief Administrative Officer and General Counsel in April 2002. Prior to that, Mr. Novatt served as our Senior Vice President — Real Estate and General Counsel since June 1997. Prior to that, Mr. Novatt was our Vice President — Legal and General Counsel since December 1995. Mr. Novatt also served as our Secretary from December 1995 to February 2004. From March 1994 to November 1995, Mr. Novatt was Senior Counsel for Broadway Stores, Inc., a department store chain. From October 1985 to February 1994, Mr. Novatt was with the Los Angeles law firm of Freeman, Freeman & Smiley where he was a partner from January 1992 to February 1994.

      Don Watson became our Senior Vice President and Chief Financial Officer in December 1997. Since joining the Company in March 1988, Mr. Watson served the Company in various other executive positions, including Vice President-Finance, Treasurer and Controller. From April 1985 to January 1988, Mr. Watson was Vice President and Controller for Autoworks. Prior to that, Mr. Watson was the Controller and Treasurer for Apex Drug Stores.

Executive Compensation

      CSK Auto Corporation is a holding company with no business operations of its own; all of its business is conducted through its wholly-owned subsidiary, CSK Auto, Inc. The officers of the Company receive their compensation from CSK Auto, Inc. and receive no additional compensation in their capacities as officers of the Company.

      The following table sets forth information concerning the annual and long-term compensation earned in fiscal 2003, fiscal 2002, and fiscal 2001 by the Named Executive Officers:

Executive Compensation Table

				Long-Term
				Compensation
				Awards

		Annual Compensation		Securities
	Fiscal			Underlying	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Options	Compensation ($)

Maynard Jenkins	2003	768,360	1,265,607	—	13,171	(2)
Chairman, Chief Executive Officer	2002	770,452	1,075,413	338,635	12,494	(2)
	2001	725,000	—	—	10,510	(2)
Martin Fraser	2003	316,918	496,879	—	6,684	(3)
President, Chief Operating Officer	2002	302,867	449,473	37,200	6,440	(3)
	2001	281,540	—	2,682	6,054	(3)
Don Watson	2003	253,498	268,400	—	6,962	(4)
Senior Vice President —	2002	242,543	273,584	29,700	5,772	(4)
Chief Financial Officer	2001	223,795	—	2,005	6,159	(4)
Dale Ward	2003	282,786	239,525	—	5,270	(5)
Executive Vice President —	2002	284,431	249,413	24,700	5,696	(5)
Commercial Operations	2001	264,540	—	1,948	3,523	(5)
Larry Buresh	2003	254,616	218,404	—	7,360	(6)
Senior Vice President —	2002	246,801	239,996	55,750	6,915	(6)
Chief Information Officer	2001	230,233	—	—	6,545	(6)

(1)	Fiscal 2003 amounts represent bonuses paid in fiscal 2004 in recognition of the Company’s improved financial performance and achievement of its EPS targets in fiscal 2003, as well as achievement of individual performance goals previously established by the Compensation Committee, and amounts awarded by the Compensation Committee in recognition of the Company’s successful completion of the Refinancing (as defined and discussed above in CEO Compensation) upon better than anticipated terms. Fiscal 2002 amounts represent bonuses paid in fiscal 2002 in recognition of the Company’s improved financial performance in the first part of fiscal 2002, following the Company’s refinancing which was completed near the end of fiscal 2001 and amounts paid in fiscal 2003 in recognition of full fiscal 2002 performance based on the Company’s achievement of EPS and EBITDA related goals, as well as achievement of individual performance goals previously established by the Compensation Committee.

(2)	Amounts represent: (a) employer contributions to a 401(k) Plan of $3,799, $3,719 and $1,784 for fiscal 2003, 2002 and 2001, respectively; (b) life insurance premiums of $5,685 for each of fiscal 2003, 2002 and 2001, respectively; and (c) other imputed income of $3,687, $3,090 and $3,041 for fiscal 2003, 2002 and 2001, respectively.

(3)	Amounts represent: (a) employer contributions to a 401(k) Plan of $4,678, $4,472 and $4,089 for fiscal 2003, 2002 and 2001, respectively; (b) life insurance premiums of $660 for each of fiscal 2003, 2002 and 2001, respectively; and (c) other imputed income of $1,346, $1,308 and $1,305 for fiscal 2003, 2002 and 2001, respectively.

(4)	Amounts represent: (a) employer contributions to a 401(k) Plan of $4,684, $4,800 and $4,103 for fiscal 2003, 2002 and 2001, respectively; (b) life insurance premiums of $660, $623 and $605 for fiscal 2003,

2002 and 2001, respectively; and (c) other imputed income of $1,618, $349 and $1,451 for fiscal 2003, 2002 and 2001, respectively.

(5)	Amounts represent: (a) employer contributions to a 401(k) Plan of $3,368, $3,794 and $1,621 for fiscal 2003, 2002 and 2001, respectively; (b) life insurance premiums of $660 for each of fiscal 2003, 2002 and 2001, respectively; and (c) other imputed income of $1,242, $1,242 and $1,242 for fiscal 2003, 2002 and 2001, respectively.

(6)	Amounts represent: (a) employer contributions to a 401(k) Plan of $3,225, $3,056 and $2,705 for fiscal 2003, 2002 and 2001, respectively; (b) life insurance premiums of $660, $615 and $615 for fiscal 2003, 2002 and 2001, respectively; and (c) other imputed income of $3,475, 3,244 and $3,225 for fiscal 2003, 2002 and 2001, respectively.

There were no stock options granted during fiscal 2003 to any of the Named Executive Officers.

      The following table contains certain information regarding options to purchase shares of common stock held as of the end of fiscal 2003 by each of the Named Executive Officers:

Aggregated Option Exercises and Fiscal Year End Option Values

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at		In-the-Money Options at
	Shares		Fiscal Year End (#)		Fiscal Year End ($)(1)
	Acquired on	Value
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Maynard Jenkins	401,967	$1,866,687	381,575	33,000	$3,116,876	$318,120
Martin Fraser	33,871	$99,750	56,874	16,500	$438,048	$159,060
Don Watson	37,371	$119,093	35,442	11,550	$272,417	$111,342
Dale Ward	47,962	$263,428	9,150	8,250	$50,417	$79,530
Larry Buresh	—	—	56,650	8,250	$459,444	$79,530

(1)	Values are calculated by subtracting the exercise price from the fair market value of the underlying common stock. For purposes of this table, fair market value is deemed to be $19.51, which was the closing price reported by the NYSE on February 1, 2004.

Employment Agreements

      We have an employment agreement with Mr. Jenkins. Mr. Jenkins’ annual bonus is awarded based upon goals for financial performance and operating results of the Company and individual performance goals as established by the Compensation Committee of the Board of Directors during the first quarter of any fiscal year. The Compensation Committee has broad discretion in determining the measures upon which Mr. Jenkins’ bonus will be based, but in the past has used criteria such as earnings before interest, taxes, depreciation and amortization (EBITDA) and earnings per share. Mr. Jenkins was paid an annual base salary during fiscal 2003 of $768,361. Mr. Jenkins’ employment agreement does not contain a stated termination date, but rather is terminable at will by either party. Mr. Jenkins’ employment agreement provides that if he is terminated without Cause (as defined in such employment agreement) or if he terminates his employment for Good Reason (as defined in his employment agreement and which includes a change of control in the Company), he will continue to receive his base salary and performance bonus for a period of two years from his termination.

      The Company also has a supplemental retirement plan agreement with Mr. Jenkins which provides supplemental retirement benefits for a period of ten years beginning thirty days after the effective date of termination of his employment (but not earlier than February 1, 2006, in the event that Mr. Jenkins’ employment is terminated for Cause (as defined in his employment agreement)). The benefit amount payable to Mr. Jenkins under this agreement is based on the percentage of the benefit vested as of the date of termination of his employment, not to exceed $600,000 per annum. Pursuant to such agreement, the Company will also provide to Mr. Jenkins and his spouse substantially comparable medical benefits (utilizing, as applicable, such other medical benefit policies/programs as may then be available, such as COBRA benefits, supplemental policies to any applicable Medicare policy and/or reimbursement of out-of-pocket co-insurance and deductible payments) as are made available by the Company to its executive officers for a period of ten years commencing upon the termination of his employment for any reason other than for Cause.

      The Company has employment agreements with Messrs. Fraser, Buresh, Ward, and Watson. All of such agreements entitle these executives to receive certain severance benefits if the Company terminates the executive’s employment without Cause (as defined in such agreement) or if the executive terminates his employment for Good Reason (as defined). Generally, the severance benefits consist of the continued payment of a certain percentage (between 50% — 100% for these executives) of salary, benefits and incentive compensation for a certain period (six to twelve months for these executives), and the amount of then accrued and unused vacation, and outplacement services. These agreements also contain change of control provisions, which provide these executives with supplemental retention and severance benefits in the event of a Change of Control (as defined) of the Company. Generally, these benefits consist of a lump sum retention bonus payment if the executive remains employed with the Company or surviving corporation for a period of time after a Change of Control or the Company terminates his employment without Cause or the executive terminates his employment for Good Reason within such period of time after the Change of Control date. These provisions also provide these executives with special severance benefits, consisting generally of continued salary, benefits and incentive compensation, accrued and unused vacation, and outplacement services, if, within twelve months following a Change of Control of the Company, the executive terminates his employment for Good Reason or the Company terminates such executive’s employment without Cause. The Company has similar employment agreements with its other senior executives.

Indebtedness

      During fiscal 2003, Messrs. Buresh, Ward and Watson had loans outstanding in the amounts of approximately $110,773, $61,192 and $65,149, respectively, in connection with our Senior Executive Stock Loan Plans. These Plans permitted us to extend loans to the program participants for the purchase of shares of the Company’s common stock on the open market pursuant to the terms of the plan documents. Interest, which accrues on the participant’s then outstanding loan balance, is calculated quarterly, payable in arrears, and is equal to the average rate paid by CSK Auto, Inc. under the revolving portion of its senior credit facility during such period, which was approximately 4.8%, 4.8%, 3.7% and 3.9% for each of the four fiscal quarters, respectively, of fiscal 2003. As of the end of fiscal 2003, Mr. Ward’s indebtedness had been fully paid and Mr. Buresh’s indebtedness was reduced to approximately $55,000. Mr. Watson’s indebtedness was fully paid shortly after the end of fiscal 2003. As of the end of fiscal 2002, no additional loans were or will be extended under these Plans.

STOCK PERFORMANCE GRAPH

      The following graph compares the cumulative total stockholder return on our common stock to the cumulative total stockholder return on shares of companies in (1) the Standard & Poor’s 500 Index; and (2) the Standard & Poor’s Midcap Specialty Stores Index. The Standard & Poor’s Midcap Specialty Stores Index consists of Claire’s Stores, Borders Group, Barnes & Noble, Williams-Sonoma Inc., Michaels Stores, O’Reilly Automotive, Pier 1 Imports, PETsMART Inc., CarMax Inc. and Rent-A-Center.

      The period covered is from January 31, 1999 through February 1, 2004. The graph assumes that $100 was invested on January 31, 1999 in our common stock and in each comparison index, and assumes that any dividends paid were reinvested. The comparisons in the graph are required by the SEC and are not intended to forecast or be indicative of possible future performance of our common stock.

Total Cumulative Shareholder Return for the Period 01/31/99-Fiscal 2003

	Jan. 31, 1999	Jan. 30, 2000	Feb. 4, 2001	Feb. 3, 2002	Feb. 3, 2003	Feb. 1, 2004

CSK Auto Corporation	$100	$34.8	$18.1	$27.3	$29.3	$57.8
S&P 500	100	106.3	105.5	87.7	66.9	88.4
S&P Midcap Specialty Stores	100	101.0	92.4	121.6	98.2	132.3

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information concerning beneficial ownership of our common stock as of February 1, 2004 (except as indicated below), by (1) each person we know to be a beneficial owner of more than 5% of our outstanding common stock, (2) each director of the Company who could be deemed to be the beneficial owner of shares of our common stock, (3) each current Named Executive Officer who could be deemed to be the beneficial owner of shares of our common stock, and (4) all directors and executive officers of the Company as a group. The number of shares and total voting power shown include shares that these persons had a right to acquire within sixty (60) days after February 1, 2004, through the exercise of stock options and vested shares they hold in the Company’s 401(k) Plan.

	Number of	Total Voting
Name	Shares	Power (%)

OppenheimerFunds, Inc.(1)	6,749,800	14.52
Oppenheimer Capital Income Fund(1)	6,247,000	13.44
Wells Fargo & Company(2)	3,124,196	6.72
Cobalt Capital Management, Inc.(3)	2,375,100	5.11
James Bazlen(4)(5)	338,357	*
Morton Godlas(6)	7,021	*
Terilyn A. Henderson	1,012	*
Charles K. Marquis(7)	40,500	*
Charles J. Philippin(8)	601	*
William A. Shutzer(9)	6,753	*
Maynard Jenkins(5)(10)	421,675	*
Martin Fraser(5)	79,380	*
Larry Buresh(5)	95,775	*
Dale Ward(5)	13,275	*
Don Watson(5)(11)	51,986	*
All directors and executive officers as a group (13 persons)(4)-(11)	1,091,760	2.31

*	Less than 1%.

(1)	Oppenheimer Capital Income Fund (“OCIF”) is a registered investment company managed by OppenheimerFunds, Inc. (“OFI”), an investment adviser. Of the shares of common stock shown as beneficially owned by OFI, OFI has sole voting power with respect to none of such shares, shared voting power with respect to none of such shares, sole dispositive power with respect to none of such shares, and shared dispositive power with respect to 6,749,800 of such shares. Of the shares of common stock shown as beneficially owned by OCIF, OCIF has sole voting power with respect to 6,247,000 shares, shared voting power with respect to none of such shares, sole dispositive power with respect to none of such shares, and shared dispositive power with respect to 6,247,000 of such shares. The address for OFI is 498 7th Avenue, 10th Floor, New York, New York 10018. The address for OCIF is 6803 S. Tucson Way, Englewood, Colorado 80112. The information with respect to OFI and OCIF is as of December 31, 2003, and was obtained from the Schedule 13G filed on their behalf on February 10, 2004.

(2)	Of the shares of common stock shown as beneficially owned by Wells Fargo & Company (“Wells Fargo”), Wells Fargo has sole voting power with respect to 2,330,881 of such shares, shared voting power with respect to none of such shares, sole dispositive power with respect to 3,013,725 of such shares, and shared dispositive power with 25,471 of such shares. The address for Wells Fargo is 420 Montgomery Street, San Francisco, California 94104. The information with respect to Wells Fargo is as of December 31, 2003 and was obtained from the schedule 13G filed on its behalf of February 10, 2004.

(3)	Cobalt Capital Management, Inc. (“Cobalt”) is a hedge fund. Of the shares of common stock shown as beneficially owned by Cobalt, Cobalt has sole voting power with respect to none of such shares, shared voting power with respect to 2,375,100 of such shares, sole dispositive power with respect to none of such shares, and shared dispositive power with respect to 2,375,100 of such shares. The address for Cobalt is 237 Park Avenue, Suite 900, New York, New York 10012. The information with respect to Cobalt is as of December 31, 2003, and was obtained from the Schedule 13G/ A filed on its behalf on February 10, 2004.

(4)	Includes 259,857 shares of our common stock held by a revocable family trust and 2,000 shares of our common stock owned by Mr. Bazlen’s children.

(5)	Includes the following shares of our common stock that the following individuals have the right to acquire upon exercise of options: Maynard Jenkins (398,075); James Bazlen (76,500); Martin Fraser (65,124); Larry Buresh (60,775); Dale Ward (13,275); Don Watson (41,217); and all directors and executive officers as a group (690,391).

(6)	Consists of 6,521 shares of common stock held by a revocable family trust and 500 shares of restricted common stock granted in June 2003 pursuant to our Directors Stock Plan which, subject to the terms and conditions of such Plan, shall vest in June 2004; excludes 200 shares of common stock held by Mr. Godlas’ son-in-law, of which Mr. Godlas disclaims beneficial ownership.

(7)	Includes 500 shares of our common stock held in a trust, of which Mr. Marquis is trustee for the benefit of his adult daughter.

(8)	Includes 601 shares of restricted common stock granted in January 2004 pursuant to our Directors Stock Plan, which, subject to the terms and conditions of such Plan, shall vest in June 2004.

(9)	Includes 1,453 shares of restricted common stock granted in December 2003 pursuant to our Directors Stock Plan, which, subject to the terms and conditions of such Plan, shall vest in June 2004. Also includes 300 shares held by Mr. Shutzer’s son, in trust.

(10)	Includes 23,600 shares of common stock held in revocable family trusts.

(11)	Includes 1,624 shares of our common stock held by Mr. Watson in the common stock fund of the Company’s 401(k) Plan.

OTHER MATTERS

Stockholder Proposals

      Stockholders of record may introduce certain types of proposals that they believe should be voted upon at the 2005 Annual Meeting of Stockholders or nominate persons for election to the Board of Directors. Under the Company’s By-laws, notice of any such proposal or nomination must be provided in writing to the Secretary of the Company not less than 120 calendar days before the date corresponding with the date set forth on the Proxy Statement distributed to stockholders in connection with the preceding year’s annual meeting. In other words, any such proposal or nomination to be considered at the 2005 Annual Meeting must be provided in writing to the Secretary of the Company on or before January 14, 2005. Stockholders wishing to make such proposals or nominations in addition must satisfy other requirements under the Company’s By-laws. If a stockholder does not also comply with the requirements of Rule 14a-4 under the Securities Exchange Act of 1934, the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such proposal submitted by a stockholder.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, and persons who own more than 10% of the Company’s common stock (herein collectively, our “Section 16 insiders”) to file certain forms reporting their ownership and changes in ownership of our stock with the SEC and the NYSE, and to furnish the Company with copies of these filings.

Based solely on our review of the copies of such forms that we received and written representations from our Section 16 insiders, we believe that all of our Section 16 insiders complied with these reporting obligations for fiscal 2003.

      Please promptly complete, date, sign and mail the accompanying proxy card in the postage-paid envelope enclosed for your convenience or vote by telephone or via the Internet as indicated on the enclosed proxy materials. Giving us your proxy by any of these methods will not prevent you from attending the Annual Meeting and voting in person.

Phoenix, Arizona

May 14, 2004

APPENDIX A

CSK AUTO CORPORATION

2004 STOCK AND INCENTIVE PLAN

ARTICLE I

PURPOSE

      SECTION 1.1     Purpose. The purpose of the CSK Auto Corporation 2004 Stock and Incentive Plan is to promote and closely align the interests of Employees and Directors of the Company, its Subsidiaries or Parent companies, and their respective stockholders, by providing stock-based compensation and other performance-based compensation. The Plan is intended to strengthen the Company’s ability to reward performance that enhances long-term stockholder value; to increase employee stock ownership through performance-based compensation plans; and to strengthen the Company’s ability to attract and retain an outstanding employee and executive team.

ARTICLE II

DEFINITIONS

      For purposes of the Plan, the following terms shall have the following meanings, unless another definition is clearly indicated by particular usage or context:

      “Act” means the Securities Exchange Act of 1934, as amended.

      “Affiliate” shall have the meaning set forth in Rule 12b-2 under Section 12 of the Act.

      “Approved Leave of Absence” means a leave of absence of definite length approved by the Chief Executive Officer or Chief Operating Officer of the Company, or by any other officer of the Company to whom the Committee delegates such authority.

      “Award” means an award of Options, Stock Appreciation Rights, Restricted Stock, Stock Units, Incentive Bonuses or Other Stock Unit Awards pursuant to the Plan.

      “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Act.

      “Beneficiary” means any person or persons designated in writing by a Participant to the Committee in a form prescribed by it for that purpose, which designation shall be revocable at any time by the Participant prior to his or her death; provided that, in the absence of such a designation or the failure of the person or persons so designated to survive the Participant, “Beneficiary” shall mean such Participant’s estate; and further provided that no designation of Beneficiary shall be effective unless it is received by the Company before the Participant’s death.

      “Board” means the Board of Directors of the Company.

      “Cause” means, with respect to any Participant, (a) any definition of “for cause” or similar concept contained in any employment agreement, personal services agreement, retention agreement or similar agreement applicable to such Participant, or, in the absence of any such definition or any such agreement, (b) fraud or embezzlement, gross negligence in the performance or nonperformance of duties for the Company or any Subsidiary or Parent of the Company, or material failure or refusal to perform duties at any time as an Employee or Director of the Company or any Subsidiary or Parent of the Company.

      “Change in Control” means the occurrence of any one of the following:

(a) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a Qualifying Business Combination described in paragraph (c) below or who becomes such a Beneficial Owner as a result of a change in ownership percentage resulting solely from an acquisition of securities by the Company; or

(b) the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or

(c) there is consummated a reorganization, merger or consolidation of the Company with, or sale or other disposition of all or substantially all of the assets of the Company in one or a series of related transactions to, any other Person (a “Business Combination”), other than a Business Combination that would result in the voting securities of the Company outstanding immediately prior to such Business Combination continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such Business Combination (a “Qualifying Business Combination”); or

(d) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to any other Person more than 50% of the combined voting power of the outstanding securities of which is owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

      “Code” means the Internal Revenue Code of 1986, as amended, or the corresponding provisions of any successor statute.

      “Committee” means the committee of the Board designated by the Board to administer the Plan pursuant to Section 3.1 hereof.

      “Common Stock” means the Common Stock, par value $0.01 per share, of the Company.

      “Company” means CSK Auto Corporation, a Delaware corporation, and except as utilized in the definition of Change in Control, any successor corporation.

      “Director” means a member of the Board who is a “non-employee director” within the meaning of Rule 16(b)-3 promulgated under the Act, as such may be amended from time to time.

      “Effective Date” means the date on which approval of the Plan by the stockholders of the Company is obtained.

      “Employee” means any person, including officers and directors, employed by the Company or any Subsidiary or Parent of the Company.

      “Immediate Family” means any child, stepchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons (or the Participant) have more than 50% of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests.

      “Incentive Bonus” means a bonus opportunity awarded under Section 10.1 hereof pursuant to which a Participant may become entitled to receive an amount, payable in cash or Shares, based on satisfaction of such performance criteria as are specified in the Incentive Bonus Document.

      “Incentive Bonus Document” means the agreement or other document evidencing the Award of an Incentive Bonus.

      “Incentive Stock Option” means an Option granted under Section 6.1 hereof that is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code and any related regulations.

      “Market Value” means (a) the mean of the highest and lowest reported sale prices for the Shares on the New York Stock Exchange on the date on which the determination of Market Value is being made or, if no sale is reported for such day, on the next preceding day on which a sale of Shares was reported, all as reported by such source as the Committee may select or (b) if the Shares are no longer listed on the New York Stock Exchange, such market value of the Shares or other securities to be determined in accordance with the procedures to be established by the Committee from time to time.

      “Nonqualified Stock Option” means any Option granted under Section 6.1 hereof that is not an Incentive Stock Option.

      “Option” means a right granted under Section 6.1 hereof to purchase a stated number of Shares at a specified price. Options awarded under the Plan may be in the form of Incentive Stock Options or Nonqualified Stock Options.

      “Option Document” means the agreement or other document evidencing the Award of an Option.

      “Other Stock Unit Award” means an Award granted pursuant to Section 11.1 hereof, of Shares or other securities that are valued in whole or in part by reference to, or are otherwise based on, Shares or other securities of the Company.

      “Other Stock Unit Award Rules” means the terms and conditions of Other Stock Unit Awards as established by the Committee pursuant to Sections 11.1 and 11.2 hereof.

      “Parent” shall have the same definition as a “parent corporation” in Section 424 of the Code.

      “Participant” means any Employee or Director who is granted an Award under the Plan.

      “Person” shall have the meaning given in Section 3(a)(9) of the Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (a) the Company or any of its Affiliates, (b) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries, (c) an underwriter temporarily holding securities pursuant to an offering of such securities or (d) a corporation or other entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

      “Plan” means this CSK Auto Corporation 2004 Stock and Incentive Plan, as amended from time to time.

      “Prior Plans” means the CSK Auto Corporation 1996 Associate Stock Option Plan, the CSK Auto Corporation 1996 Executive Stock Option Plan, the CSK Auto Corporation 1999 Employee Stock Option Plan and the CSK Auto Corporation Directors Stock Plan.

      “Qualifying Performance Criteria” means the criteria set forth in Section 15.1 hereof.

      “Restricted Stock” means Shares issued pursuant to an Award granted under Section 8.1 hereof that are subject to any restrictions on the grant, issuance, retention, vesting, and/or transferability (including continued employment, passage of time and/or performance conditions) that the Committee, in its discretion, may impose.

      “Restriction Period” means the period defined in Section 8.2 hereof.

      “Shares” mean shares of the Company’s Common Stock.

      “Stock Administrator” means the Company’s third party stock administrator or any other person or entity designated by the Committee to assist in the administration of the Plan.

      “Stock Appreciation Right” means a right that entitles the Participant to receive, in cash or Shares (as determined by the Committee), value equal to or otherwise based on the excess of (a) the Market Value of a specified number of Shares at the time of exercise over (b) the exercise price of the Stock Appreciation Right, as established by the Committee on the date of grant.

      “Stock Unit” means a right to receive in the future a Share of Common Stock or, at the discretion of the Committee, the value of such Common Stock in cash pursuant to an Award granted under Section 9.1 hereof.

      “Subcommittee” means one or more separate committees appointed by the Committee pursuant to Section 3.4 hereof.

      “Subsidiary” shall have the same definition as a “subsidiary corporation” in Section 424 of the Code.

      “Vesting Condition” means any condition to the vesting of Restricted Stock established by the Committee pursuant to Section 8.2 hereof.

ARTICLE III

ADMINISTRATION

      SECTION 3.1     Composition of Committee. This Plan shall be administered by the Compensation Committee of the Board (the “Committee”), as appointed from time to time by the Board. The Board, in its sole discretion, may exercise any authority of the Committee under this Plan in lieu of the Committee’s exercise thereof, and in such instances references herein to the Committee shall refer to the Board. The Committee shall be governed, and shall have such composition as called for, by the Compensation Committee Charter as such may be amended from time to time. The Committee may designate the Chief Executive Officer or Chief Operating Officer of the Company or other Employees to assist the Committee in the administration of the Plan, and the Committee may grant authority to such persons to execute agreements or other documents evidencing Awards made under this Plan or other documents entered into under this Plan on behalf of the Committee or the Company.

      SECTION 3.2     Powers of the Committee. Subject to the express provisions and limitations set forth in this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable, in its sole discretion, in connection with the administration of this Plan, including, without limitation, the following:

(a) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein;

(b) to determine which individuals are eligible to be Participants under Section 4.1 hereof, to which of such Participants, if any, Awards shall be granted hereunder and the timing of any such Awards;

(c) to grant Awards to Participants and determine the terms and conditions thereof, including, but not limited to, the number of Shares subject to Awards, the designation of Options as Incentive Stock Options or Nonqualified Stock Options, the exercise or purchase price of Shares subject to Awards, the circumstances under which Awards become exercisable or vested or are forfeited or expire, the circumstances under which Awards may be settled in cash or Shares, which terms may, but need not be, conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events (including events that the Board or the Committee determine constitute a Change in Control), or other factors;

(d) to establish and verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award;

(e) to prescribe and amend the terms of the agreements or other documents evidencing Awards made under this Plan (which need not be identical) and the terms of or form of any document or notice required to be delivered to the Company by Participants under this Plan;

(f) to determine whether, and the extent to which, adjustments are required pursuant to Section 14.2 hereof;

(g) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to waive, amend or make exceptions to any such provisions in good faith and for the benefit of the Company; and

(h) to make all other determinations deemed necessary or advisable for the proper operation or administration of this Plan.

      SECTION 3.3     Determinations of the Committee. All decisions, determinations and interpretations by the Committee regarding this Plan shall be final and binding on all Participants and Beneficiaries. The Committee shall consider such factors as it deems relevant to making such decisions, determinations and interpretations, including, without limitation, the recommendations or advice of any director, officer or employee of the Company and such attorneys, consultants and accountants as the Committee may select.

      SECTION 3.4     Delegations to Subcommittees. The Committee may delegate to one or more separate committees (any such committee a “Subcommittee”) composed of one or more directors of the Company (who may, but need not be, members of the Committee) the ability to grant Awards and take the other actions described in Section 3.2 hereof with respect to non-executive employees, and such actions shall be treated for purposes of Section 3.3 hereof as if taken by the Committee.

ARTICLE IV

ELIGIBILITY

      SECTION 4.1     Eligibility. To be eligible for selection by the Committee to participate in the Plan as a Participant, an individual must be an Employee or Director of the Company or any Subsidiary or Parent of the Company. The Committee may grant Awards of Options, Stock Appreciation Rights, Restricted Stock, Stock Units, Incentive Bonuses or Other Stock Unit Awards to eligible Employees or Directors.

ARTICLE V

STOCK SUBJECT TO THIS PLAN

      SECTION 5.1     Aggregate Limits. The aggregate number of Shares that shall be available for grant under this Plan shall be 4,000,000 Shares, plus any Shares subject to awards made under Prior Plans that are outstanding on the Effective Date and become available pursuant to Section 5.3 hereof; provided, however, that no more than 1,000,000 Shares of the total Shares issuable under the Plan may be available for grant in the form of Incentive Stock Options. Any Shares granted as Options or Stock Appreciation Rights shall be counted against this limit as one (1) Share for every one (1) Share granted. Any Shares granted as Awards other than Options or Stock Appreciation Rights shall be counted against this limit as 2.25 Shares for every one (1) Share granted. The aggregate number of Shares available for grant under this Plan and the number of Shares subject to outstanding Awards shall be subject to adjustment as provided in Section 14.2 hereof. In addition, the aggregate number of Shares available for grant under this Plan shall not be reduced by Shares subject to Awards granted upon the assumption of, or in substitution for, awards granted by a business or entity that is acquired by, or whose assets are acquired by, the Company. The Shares issued pursuant to Awards granted under this Plan may be Shares that either were reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares.

      SECTION 5.2     Individual Limits. The aggregate number of Shares that may be granted as Options or Stock Appreciation Rights under this Plan during any calendar year to any one Participant shall not exceed 500,000 Shares. The aggregate number of Shares that may be granted as Restricted Stock, Stock Units or Other Stock Unit Awards under this Plan during any calendar year to any one Participant shall not exceed 250,000 Shares. Notwithstanding anything to the contrary in this Plan, the foregoing limitations shall be subject to adjustment under Section 14.2 hereof, but only to the extent that such adjustment will not affect the status of any Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code. The foregoing limitations shall not apply to the extent that (a) compensation in connection with specific Awards made under the Plan is not intended to be treated as “performance-based compensation” under Section 162(m) of the Code or (b) such limitations are no longer required in order for compensation in connection with Awards under this Plan to be treated as “performance-based compensation” under Section 162(m) of the Code.

      SECTION 5.3     Share Add-Backs. For purposes of Section 5.1 hereof, the aggregate number of Shares available for Awards under this Plan at any time shall not be reduced by (a) Shares subject to Awards that have been canceled, expired, forfeited or settled in cash, (b) Shares subject to Awards that have been retained by the Company in payment or satisfaction of the purchase price or tax withholding obligation of an Award, or (c) Shares subject to Awards that otherwise do not result in the issuance of Shares in connection with payment or settlement of an Award. Any Shares that again become available for grant pursuant to clauses (a) through (c) of this Section 5.3 shall be added back as one (1) Share if such Shares were subject to Options or Stock Appreciation Rights and as 2.25 Shares if such Shares were subject to Awards other than Options and Stock Appreciation Rights. In addition, Shares that have been delivered (either actually or constructively by attestation) to the Company in payment or satisfaction of the purchase price or tax withholding obligation of an Award or an award under any of the Prior Plans shall be available for Awards under this Plan. Shares subject to awards made under Prior Plans that do not result in the issuance of Shares for the reasons listed in clauses (a) through (c) of this Section 5.3 shall be available for grant under this Plan. Each Share that again becomes available for grant in connection with awards under Prior Plans shall be added back as one (1) Share.

ARTICLE VI

TERMS AND CONDITIONS OF OPTIONS

      SECTION 6.1     Option Grants. The Committee may grant an Option or provide for the grant of an Option, either from time to time in the discretion of the Committee or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals, the satisfaction of an event or condition within the control of the recipient of the Award or within the control of others. All Options under the Plan shall be granted subject to the terms and conditions set forth in this Article VI.

      SECTION 6.2     Option Price. The option price per share with respect to each Option shall be determined by the Committee but shall not be less than 100% of the Market Value of the Common Stock on the date the Option is granted; provided, however, that the option price per share of any Incentive Stock Option will be equal to or greater than 110% of the Market Value of a Share as of the date of grant if the Participant receiving the Incentive Stock Option owns, immediately before the Incentive Stock Option is granted, stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or Parent of the Company; provided further, that the option price per share with respect to an Option that is granted in connection with a merger, stock exchange, or other acquisition as a substitute or replacement award for options held by optionees of the acquired entity may be less than 100% of Market Value on the date the Option is granted.

      SECTION 6.3     Duration. The Committee shall establish the term of an Option, provided that in no event shall any Option be exercisable subsequent to the tenth anniversary of the date on which it is granted; provided, however, that in the case of an Incentive Stock Option granted to a Participant who owns stock as of the date of the grant representing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or Parent of the Company, the term of the Incentive Stock Option shall be five (5) years from the date on which it is granted or such shorter term as the Committee may determine.

      SECTION 6.4     Exercise. Except as provided in Section 6.9 hereof, the Shares covered by an Option may not be purchased prior to the first anniversary of the date on which the Option is awarded, or such longer period or periods, and subject to such conditions, as the Committee may determine, but thereafter may be purchased upon such terms and at such times as the Committee may determine as shall be provided in the Option Document. To the extent that the right to purchase Shares has accrued thereunder, Options may be exercised from time to time by notice to the Company stating the number of Shares with respect to which the Option is being exercised.

      SECTION 6.5     Payment. Except as set forth herein, Shares purchased under Options shall, at the time of purchase, be paid for in full in cash. All, or any portion, of the option price may, at the discretion of the Committee, be paid (i) under an arrangement with the Stock Administrator where payment is made pursuant to an irrevocable direction to the Stock Administrator to deliver all or part of the proceeds from the sale of Shares issuable under the Option to the Company or (ii) by the surrender (either actually or constructively by attestation) to the Company, at the time of exercise, of Shares of previously acquired Common Stock owned by the Participant, to the extent that such payment does not require the surrender of a fractional share of such previously acquired Common Stock or (iii) by authorizing the Company to withhold Common Stock otherwise issuable on exercise of the Option. Such Shares previously acquired and used to pay the option price shall be valued at Market Value on the date the Option is exercised or as otherwise determined in accordance with the procedures to be established by the Committee. A Participant shall have none of the rights of a stockholder until the Shares are issued to him or her.

      SECTION 6.6     Restrictions. The Committee shall determine, with respect to each Option, the nature and extent of the restrictions, if any, to be imposed on the Shares that may be purchased thereunder. Without limiting the generality of the foregoing, the Committee may impose conditions restricting absolutely or conditionally the transferability of Shares acquired through the exercise of Options for such periods, and subject to such conditions, including continued employment of the Participant by the Company or any Subsidiary or Parent of the Company, as the Committee may determine.

      SECTION 6.7     Incentive Stock Options. Incentive Stock Options granted under this Plan will be subject to the following additional conditions, limitations and restrictions:

(a) Eligibility. Incentive Stock Options may be granted only to Employees of the Company or a Subsidiary or Parent of the Company.

(b) Timing of Grant. No Incentive Stock Option will be granted under this Plan after the tenth anniversary of the date on which the Plan is adopted by the Board or, if earlier, the date on which the Plan is approved by the Company’s stockholders.

(c) Amount of Award. The aggregate Market Value (as of the date of grant) of the Shares with respect to which the Incentive Stock Options awarded to any Participant first become exercisable during any calendar year may not exceed $100,000. For purposes of this $100,000 limit, the Participant’s Incentive Stock Options under this Plan and all other plans maintained by the Company and its Subsidiaries will be aggregated. To the extent any Incentive Stock Option would exceed the $100,000 limit, the Incentive Stock Option will afterwards be treated as a Nonqualified Stock Option for all purposes.

      SECTION 6.8     Transferability of Options. In no event will the Committee permit an Incentive Stock Option to be transferred by a Participant other than by will or the laws of descent and distribution, and any Incentive Stock Option awarded under this Plan will be exercisable only by the Participant during the Participant’s lifetime. During a Participant’s lifetime, Nonqualified Stock Options shall be transferable during the lifetime of the Participant by gift or pursuant to a domestic relations order to members of the Participant’s Immediate Family to the extent and in the manner determined by the Committee and subject to the prior written consent of the Committee.

      SECTION 6.9     Termination of Relationship. Unless the Committee shall determine otherwise, at such time as a Participant ceases to be an Employee or Director of the Company or any Subsidiary or Parent of the Company for any reason and except as provided in subsections (a), (b) or (d) below, Options shall expire immediately as to those Shares for which they were not then exercisable, and as to the remaining Shares for which the Options were exercisable at the time of such termination, such Options shall expire on the earlier of the expiration of the term of the Options or according to the following schedule:

(a) Retirement. If (i) a Participant ceases to be an Employee or Director of the Company or any Subsidiary or Parent of the Company by reason of retirement provided that the Participant has attained age 65 and the sum of the Participant’s age and years of service with the Company is 75 or higher, and (ii) upon such termination all conditions to exercisability of the Options required pursuant to Section 6.4 hereof other than such holding period have been satisfied, the holding period required pursuant to Section 6.4 hereof shall automatically be deemed to have been satisfied, and the Options shall expire, unless exercised, one (1) year after such termination.

(b) Death or Disability. If (i) a Participant ceases to be an Employee or Director of the Company or any Subsidiary or Parent of the Company prior to the end of the holding period required by Section 6.4 hereof by reason of death or disability under the provisions of an applicable long-term disability plan, and (ii) upon such termination all conditions to exercisability of the Options required pursuant to Section 6.4 hereof other than such holding period have been satisfied, the holding period required pursuant to Section 6.4 hereof shall automatically be deemed to have been satisfied, and the Options shall expire, unless exercised by the Participant, or if such termination was as a result of Participant’s death, by Participant’s legal representatives or heirs, one (1) year after such termination.

(c) Cause. Options shall expire upon receipt by the Participant of the notice of termination if he or she is terminated for Cause.

(d) Change in Control. Notwithstanding anything to the contrary in this subsection (d), unless the Committee shall expressly provide otherwise in the Option Document at the time of grant, in the event a Participant ceases to be an Employee or Director of the Company or any Subsidiary or Parent of the Company because such Participant’s relationship is involuntarily terminated by the Company or any of its Subsidiaries (other than termination as a result of death or disability or for Cause as described in subsections (b) and (c) above) within one (1) year following a Change in Control, any holding period or other condition required pursuant to Section 6.4 hereof shall automatically be deemed to have been satisfied, the Options shall become fully vested and exercisable, and the Options shall remain exercisable for a period of one (1) year following such termination.

(e) All Other Terminations. Options shall expire, unless exercised, three (3) months after the date of such termination; provided, however, if an Incentive Stock Option is exercised by an Employee more than three (3) months after the termination of such Employee’s employment for any reason (or more than twelve (12) months following such Employee’s death or if such Employee is permanently and totally disabled, within the meaning of Section 22(e) of the Code), the Incentive Stock Option will afterwards be treated as a Nonqualified Stock Option for all purposes. For purposes of this Section 6.9, unless the Committee determines otherwise in its discretion, a Participant’s relationship as an Employee or Director of the Company or any Subsidiary or Parent of the Company will be treated as continuing intact while the Participant is on military leave, sick leave or another Approved Leave of Absence if the period of leave does not exceed ninety (90) days, or a longer period to the extent that such Participant’s right to reemployment with the Company or a Subsidiary or Parent of the Company is guaranteed by statute or by contract. If the period of leave exceeds ninety (90) days and the Participant’s right to continue as an Employee or Director is not guaranteed by statute or contract, the relationship will be deemed to have ceased on the 91st day of such leave.

      SECTION 6.10     Deferral. The Committee may permit a Participant to elect to defer receipt of all or part of the Shares issuable upon the exercise of Options, pursuant to rules and regulations adopted by the Committee.

      SECTION 6.11     Option Document. Each Option Document shall contain provisions regarding (a) the number of Shares that may be issued upon exercise of the Option, (b) the purchase price of the Shares and the means of payment for the Shares, (c) the term of the Option, (d) terms and conditions on the vesting and/or exercisability of an Option, (e) restrictions on the transfer of the Option and forfeiture provisions and (f) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Committee.

      SECTION 6.12     No Option Repricing. Without the approval of stockholders, the Company shall not reprice any Options, except for adjustments under Section 14.2 hereof as determined by the Committee. For purposes of this Plan, the terms “reprice” and “repricing” shall have the meanings given them under the relevant rules of the New York Stock Exchange.

SECTION VII

TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

      SECTION 7.1     Stock Appreciation Rights. Stock Appreciation Rights may be granted to any Employee or Director of the Company or any Subsidiary or Parent of the Company. Stock Appreciation Rights may be granted to Participants either alone (“freestanding”) or in addition to or in tandem with other Awards granted under the Plan and may, but need not, relate to a specific Option granted under Section 6.1 hereof. The provisions of Stock Appreciation Rights need not be the same with respect to each grant or each recipient. Any Stock Appreciation Right granted in tandem with an Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. All Stock Appreciation Rights under the Plan shall be granted subject to the same terms and conditions applicable to Options as set forth in Article VI hereof, including, without limitation, the terms and conditions set forth in Sections 6.2, 6.3 and 6.4 hereof relating to option price, duration and exercise conditions; provided, however, that Stock Appreciation Rights granted in tandem with a previously granted Option shall have the terms and conditions of such Option. Subject to the provisions of Article VI hereof, the Committee may impose such other conditions or restrictions on any Stock Appreciation Right as it shall deem appropriate. Stock Appreciation Rights may be settled in Shares or cash as determined by the Committee.

ARTICLE VIII

TERMS AND CONDITIONS OF AWARDS OF RESTRICTED STOCK

      SECTION 8.1     General. Restricted Stock may be granted to any Employee or Director of the Company or any Subsidiary or Parent of the Company. The Committee may specify that the grant, vesting or retention of any or all Restricted Stock is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, provided that the performance criteria for the grant, vesting or retention of any such Restricted Stock shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time the Restricted Stock is granted. The Committee shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment of any Restricted Stock that are intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code.

SECTION 8.2     Restrictions.

      (a) Restriction Period and/or Vesting Conditions. With respect to each grant of Restricted Stock under the Plan, the Committee shall determine:

(i) the time period or periods, if any, including any conditions for determining such period or periods, during which the restrictions on such Restricted Stock shall apply (the “Restriction Period”); provided that in no event, other than as provided in Section 8.3 hereof, shall such restrictions terminate prior to three (3) years after the date of grant if the vesting of the Restricted Stock is based solely on continuous employment or service as a Director or the passage of time; provided further, that the restrictions on such Restricted Stock may lapse in monthly pro rata installments (i.e., 1/36 per month for 3 years), and/or

(ii) other terms or conditions, if any, including the attainment of performance goals (including the attainment of Qualifying Performance Criteria), to the right of the Participant to receive such Restricted Stock (“Vesting Conditions”); provided, however, that in no event, other than as provided in Section 8.3 hereof, shall the restrictions on such Restricted Stock terminate prior to one (1) year after the date of grant if the vesting of such Restricted Stock is subject to the attainment of Qualifying Performance Criteria (such one (1) year period to be deemed a Restriction Period).

      (b) Rights in Restricted Stock. At the time of grant of Restricted Stock to a Participant, an electronic account representing the number of Shares granted shall be registered in the Participant’s name but shall be held by the Company for his or her account. The Participant shall have the entire beneficial ownership interest in, and all rights and privileges of a stockholder as to, such Restricted Stock, including the right to vote such Restricted Stock and, unless the Committee shall determine otherwise, the right to receive dividends thereon payable in shares of Restricted Stock subject to the same restrictions as the Restricted Stock with respect to which it is paid, subject to the following restrictions, except as provided by this Section 8.2 and Section 8.3 hereof: (i) the Participant shall not be entitled to delivery of the Shares until the expiration of the Restriction Period, if any, and/or the satisfaction of any Vesting Conditions; (ii) none of the Restricted Stock may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restriction Period, if any, and/or prior to the satisfaction of any Vesting Conditions; and (iii) all of the Restricted Stock shall be forfeited and all rights of the Participant to such Restricted Stock shall terminate without further obligation on the part of the Company unless the Participant continues to be an Employee or Director of the Company or any Subsidiary or Parent of the Company for the entire Restriction Period, if any, and any applicable Vesting Conditions have been satisfied. Any Shares or other securities or property received as a result of a transaction listed in Section 14.2 hereof shall be subject to the same restrictions as such Restricted Stock unless the Committee shall determine otherwise.

      SECTION 8.3     Termination of Relationship. Unless the Committee shall determine otherwise, at such time as a Participant ceases to be an Employee or Director of the Company or any Subsidiary or Parent of the Company, Restricted Stock held by such Participant shall be treated as provided below:

(a) Retirement. If (i) a Participant ceases to be an Employee or Director of the Company or any Subsidiary or Parent of the Company prior to the end of any Restriction Period by reason of retirement provided that the Participant has attained age 65 and the sum of the Participant’s age and years of service with the Company is 75 or higher, and (ii) all Vesting Conditions, if any, have been satisfied, the remaining restrictions with respect to such Participant’s Restricted Stock, including with respect to any remaining Restriction Period, shall lapse. The Shares shall be delivered to the Participant in accordance with the provisions of Section 8.4 hereof.

(b) Death or Disability. If (i) a Participant ceases to be an Employee or Director of the Company or any Subsidiary or Parent of the Company prior to the end of any Restriction Period by reason of death or disability under the provisions of an applicable long-term disability plan, and (ii) all Vesting Conditions, if any, have been satisfied, the remaining restrictions with respect to such Participant’s Restricted Stock, including with respect to any remaining Restriction Period, shall lapse. The Shares shall be delivered to the Participant’s Beneficiary in accordance with the provisions of Section 8.4 hereof.

(c) Change in Control. Notwithstanding anything to the contrary in this Section 8.3, unless the Committee shall expressly provide otherwise in the document(s) evidencing Restricted Stock at the time of grant, in the event a Participant ceases to be an Employee or Director of the Company or any Subsidiary or Parent of the Company because such Participant’s relationship is involuntarily terminated by the Company or any Subsidiary or Parent of the Company or any purchaser, successor or assign (other than a termination as a result of death or disability or for Cause as described in subsections (a) and (b) above) within one (1) year following a Change in Control, the remaining restrictions with respect to Restricted Stock, including with respect to any remaining Restriction Period or Vesting Conditions, shall lapse, and the Committee may, in its sole discretion, elect to satisfy its obligations either in cash, in Shares, in shares of equity securities of the entity (or its parent) resulting from such Change in Control or in any combination of the foregoing.

(d) All Other Terminations. If a Participant ceases to be an Employee or Director of the Company or any Subsidiary or Parent of the Company prior to the end of a Restriction Period for any reason other than death, disability, retirement or involuntary termination within one year after a Change in Control as provided in subsections (a), (b) or (c) above, the Participant shall immediately forfeit all Restricted Stock then subject to any restrictions, including with respect to any Restriction Period or Vesting Conditions, except that the Committee may, if it finds that the circumstances in the particular case so warrant, allow a Participant to retain any or all of the Restricted Stock then subject to the restrictions of Section 8.2 hereof and all restrictions applicable to such Restricted Stock shall lapse. The Shares shall be delivered to the Participant in accordance with the provisions of Section 8.4 hereof.

      SECTION 8.4     Payment of Restricted Stock. At the end of the Restriction Period, if any, and after all Vesting Conditions, if any, have been satisfied, or at such earlier time as provided for in Section 8.3 hereof, all restrictions applicable to the Restricted Stock shall lapse, and the Shares equal to the number of Restricted Stock, free of all restrictions, shall be delivered to the Participant or his or her Beneficiary, as the case may be.

ARTICLE IX

STOCK UNITS

      SECTION 9.1     Stock Units. The Committee may also grant Awards of Stock Units under the Plan to any Employee or Director of the Company or any Subsidiary or Parent of the Company. The Committee may specify that the grant, vesting or retention of any or all Stock Units is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, provided that the performance criteria for the grant, vesting or retention of any such Stock Units shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time the Stock Units are granted. The Committee shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment of any Stock Units that are intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Awards of Stock Units shall be payable in Shares or cash as determined by the Committee. The Committee may permit a Participant to elect to defer receipt of payment of all or part of any Award of Stock Units pursuant to rules and regulations adopted by the Committee. Unless the Committee provides otherwise at the time an Award of Stock Units to a Participant is made, all Stock Units granted under the Plan shall be subject to vesting periods and/or periods of restriction which are not less stringent than those specified in Section 8.2 hereof with respect to awards of Restricted Stock.

ARTICLE X

TERMS AND CONDITIONS OF INCENTIVE BONUSES

      SECTION 10.1     Incentive Bonuses. Each Incentive Bonus Award will confer upon the Participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period established by the Committee.

      SECTION 10.2     Incentive Bonus Document. Each Incentive Bonus Document shall contain provisions regarding (a) the target and maximum amount payable to the Participant as an Incentive Bonus, (b) the performance criteria and level of achievement versus these criteria that shall determine the amount of such payment, (c) the term of the performance period as to which performance shall be measured for determining the amount of any payment, (d) the timing of any payment earned by virtue of performance, (e) restrictions on the alienation or transfer of the Incentive Bonus prior to actual payment, (f) forfeiture provisions and (g) such further terms and conditions, in each case not inconsistent with this Plan, as may be determined from time to time by the Committee.

      SECTION 10.3     Performance Criteria. The Committee shall establish the performance criteria and level of achievement with respect to such criteria that shall determine the target and maximum amount payable under an Incentive Bonus Award, which criteria may be based on Company performance with respect to financial-related or other goals and/or personal achievement of individual performance goals. The maximum amount payable as an Incentive Bonus may be a multiple of the target amount payable. The maximum amount payable as an Incentive Bonus under this Plan during any calendar year to any one Participant shall not exceed $4,000,000 unless such Incentive Bonus is not intended to be treated as “performance-based compensation” under Section 162(m) of the Code or such limitation is no longer required under Section 162(m) of the Code. The Committee may specify the percentage of the target Incentive Bonus that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, provided that the performance criteria for any portion of an Incentive Bonus that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time the Incentive Bonus Award is granted. The Committee shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment of any Incentive Bonus that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code.

      SECTION 10.4     Timing and Form of Payment. The Committee shall determine the timing of payment of any Incentive Bonus. The Committee may provide for or, subject to such terms and conditions as the Committee may specify, may permit a Participant to elect for the payment of any Incentive Bonus to be deferred to a specified date or event. An Incentive Bonus may be payable in Shares or in cash. Any Incentive Bonus that is paid in cash shall not affect the number of Shares otherwise available for issuance under this Plan.

      SECTION 10.5     Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, the amount paid under an Incentive Bonus Award on account of either financial performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee shall determine.

ARTICLE XI

OTHER STOCK UNIT AWARD

      SECTION 11.1     Other Stock Unit Award. Subject to the terms and provisions of this Plan and applicable law, the Committee, at any time and from time to time, may issue to Participants, either alone or in addition to other Awards made under this Plan, Other Stock Unit Awards that may be in the form of Shares or other securities. The value of each such Award shall be based, in whole or in part, on the value of the underlying Shares or other securities. The Committee, in its sole and complete discretion, may determine that an Award, either in the form of an Other Stock Unit Award under this Section 11.1 or as an Award otherwise granted pursuant to this Plan, may provide to the Participant (a) dividends or dividend equivalents (payable on a current or deferred basis) and (b) cash payments in lieu of or in addition to an Award. Subject to the provisions of this Plan, the Committee in its sole and complete discretion shall determine the terms, restrictions, conditions, vesting requirements, and payment rules (all of which are sometimes hereinafter collectively referred to as “Other Stock Unit Award Rules”) of the Award. The Award for any such Other Stock Unit Award shall specify the Other Stock Unit Award Rules of each Award as determined by the Committee. However, each Other Stock Unit Award need not be subject to identical Other Stock Unit Award Rules.

      SECTION 11.2     Other Stock Unit Award Rules. The Committee, in its sole and complete discretion, may grant an Other Stock Unit Award subject to the following Other Stock Unit Award Rules:

(a) All rights with respect to such Other Stock Unit Awards granted to a Participant shall be exercisable during his or her lifetime only by such Participant or his or her guardian or legal representative.

(b) Other Stock Unit Awards may require the payment of cash consideration by the Participant upon receipt of the Award or provide that the Award, and any Shares or other securities issued in conjunction with the Award, be delivered without the payment of cash consideration.

(c) The Committee, in its sole and complete discretion, may establish certain Qualifying Performance Criteria that may relate in whole or in part to receipt of the Other Stock Unit Awards.

(d) Other Stock Unit Awards may be subject to a deferred payment schedule. Furthermore, all Other Stock Unit Awards granted under the Plan shall be subject to vesting periods and/or periods of restriction which are not less stringent than those specified in Section 8.2 hereof with respect to awards of Restricted Stock.

(e) The Committee, in its sole and complete discretion, as a result of certain circumstances, including, without limitation, the assumption of, or substitution of stock unit awards of a company with which the Company participates in an acquisition, separation, or similar corporate transaction, may waive or otherwise remove, in whole or in part, any restriction or condition imposed on an Other Stock Unit Award at the time of grant.

ARTICLE XII

DIVIDENDS AND DIVIDEND EQUIVALENTS

      SECTION 12.1     Dividends and Dividend Equivalents. Any Award may provide the Participant with the right to receive dividend payments or dividend equivalent payments on the Shares subject to the Award, whether or not such Award has been exercised or is vested. Such payments may be made in cash or may be credited as cash or Stock Units to a Participant’s account and later settled in cash or Shares or a combination thereof, as determined by the Committee. Such payments and credits may be subject to such conditions and contingencies as the Committee may establish.

ARTICLE XIII

REGULATORY APPROVALS AND LISTING

      SECTION 13.1     Regulatory Approvals and Listing. The Company shall not be required to issue to a Participant or a Beneficiary, as the case may be, any certificate for any Shares upon exercise of an Option or Stock Appreciation Right or for any Restricted Stock granted under this Plan or to make any payment with respect to any Incentive Bonus, Stock Unit or Other Stock Unit Award granted under this Plan prior to (a) the obtaining of any approval from any governmental agency which the Company, in its sole discretion, shall determine to be necessary or advisable, (b) the admission of such Shares to listing on any stock exchange on which the Common Stock may then be listed, and (c) the completion of any registration or other qualification of such Shares under any state or federal law or rulings or regulations of any governmental body which the Company, in its sole discretion, shall determine to be necessary or advisable.

ARTICLE XIV

CHANGES IN CAPITAL STRUCTURE

      SECTION 14.1     Corporate Actions Unimpaired. The existence of outstanding Awards (including any Options) shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, exchanges, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issuance of Shares or other securities or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Shares or other securities of the Company or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. Further, except as expressly provided herein or by the Committee, (a) the issuance by the Company of shares of stock or any class of securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, (b) the payment of a dividend in property other than Shares, or (c) the occurrence of any similar transaction, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to Options or other Awards theretofore granted or the purchase price per Share, unless the Committee shall determine, in its sole discretion, that an adjustment is necessary to provide equitable treatment to a Participant.

      SECTION 14.2     Adjustments Upon Certain Events. If the outstanding Shares or other securities of the Company, or both, for which the Award is then exercisable or as to which the Award is to be settled shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, extraordinary dividend of cash and/or assets, recapitalization, or reorganization, the Committee shall appropriately and equitably adjust the number and kind of Shares or other securities which are subject to this Plan or subject to any Awards theretofore granted, and the exercise or settlement prices of such Awards, so as to maintain the proportionate number of Shares or other securities without changing the aggregate exercise or settlement price.

ARTICLE XV

QUALIFYING PERFORMANCE CRITERIA

      SECTION 15.1     Qualifying Performance Criteria. For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary or Parent, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award: (a) cash flow (before or after dividends), (b) earnings per share, (c) earnings calculated before interest, taxes, depreciation and amortization (including on a per share basis), (d) stock price, (e) return on equity, (f) total stockholder return, (g) return on capital (including return on total capital or return on invested capital), (h) return on assets or net assets, (i) market capitalization, (j) total enterprise value (market capitalization plus debt), (k) economic value added, (l) debt leverage (debt to capital), (m) revenue, (n) income or net income, (o) operating income, (p) operating profit or net operating profit, (q) operating margin or profit margin, (r) return on operating revenue, (s) cash from operations, (t) operating ratio, (u) operating revenue, (v) market share, (w) same or comparable store sales, (x) adjusted free cash flow, (y) inventory turnover, (z) achievement of reasonably specific transactional accomplishments (e.g., mergers, acquisitions, business combinations and the like), and (aa) achievement of individual performance goals that are based upon the Company’s achievement of (i) pre-established targets or (ii) a level of performance relative to one or more of the Company’s competitors, in each case with respect to one or more of the performance criteria set forth in (a) through (z) above. To the extent consistent with Section 162(m) of the Code, the Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (A) asset write-downs, (B) litigation, claims, judgments or settlements, (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (D) accruals for reorganization and restructuring programs, (E) vesting of retirement agreements or supplemental retirement agreements, (F) closed store charges, (G) financing costs and expenses related to corporate refinancings, and (H) any extraordinary, unusual, non-recurring or non-comparable items (1) as described in Accounting Principles Board Opinion No. 30, (2) as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Annual Report to stockholders for the applicable year, or (3) publicly announced by the Company in a press release or conference call relating to the Company’s results of operations or financial condition for a completed quarterly or annual fiscal period.

ARTICLE XVI

TAXES

      SECTION 16.1     Withholding Requirements. The Committee may make such provisions or impose such conditions as it may deem appropriate for the withholding or payment by a Participant or Beneficiary of any taxes that the Committee determines are required in connection with the grant, vesting, exercise, payment or settlement of any Award under this Plan, and a Participant’s or Beneficiary’s rights in any Award and in any Shares or other benefits thereunder shall be subject to satisfaction of such conditions.

      SECTION 16.2     Payment of Withholding Taxes. Notwithstanding the terms of Section 16.1 hereof, the Committee may provide in the agreement or other document evidencing an Award or otherwise that all or any portion of the taxes required to be withheld or, if and to the extent permitted by the Committee, desired to be paid by the Participant, in connection with the exercise, vesting, settlement or transfer of any Award may be paid by withholding Shares otherwise issuable or subject to such Award, or by the Participant’s delivering previously acquired Shares (either actually or constructively by attestation), in each case having a Market Value equal to the amount required or elected to be withheld or paid, or by the Stock Administrator paying such amount pursuant to an irrevocable commitment by the Stock Administrator to deliver to the Company proceeds from the sale of the Shares issuable under the Award. Any such election is subject to such conditions or procedures as may be established by the Committee and may be subject to approval by the Committee.

ARTICLE XVII

TRANSFERABILITY

      SECTION 17.1     Transferability. Unless the agreement or other document evidencing an Award (or an amendment thereto authorized by the Committee) expressly states that the Award is transferable as provided hereunder, no Award granted under this Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner prior to the vesting or lapse of any and all restrictions applicable thereto, other than (a) by will or the laws of descent and distribution or (b) during the lifetime of the Participant, by gift or pursuant to a domestic relations order to members of the Participant’s Immediate Family to the extent and in the manner determined by the Committee and subject to the prior written consent of the Committee; provided, however, in no event may a Participant transfer an Incentive Stock Option other than by will or the laws of descent and distribution. Further, any Shares deferred under Section 6.10 hereof, Stock Units deferred under Section 9.1 hereof, or Incentive Bonuses deferred under Section 10.4 hereof shall not be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner. Any Award transferred in accordance with this Plan, will be subject to all of the same terms and conditions as provided in the Plan or other document evidencing such Award. No transfer of any Award will be effective until the Committee consents to the transfer in writing.

ARTICLE XVIII

TERM OF THIS PLAN

      SECTION 18.1     Term of This Plan. No Awards shall be granted pursuant to the Plan after the tenth anniversary of the Effective Date, but any Award theretofore granted may extend beyond that date and the terms and conditions of this Plan shall continue to apply thereto.

ARTICLE XIX

TERMINATION OR AMENDMENT OF THIS PLAN

      SECTION 19.1     Termination or Amendment. The Board may amend, alter or discontinue the Plan and the Board or the Committee may to the extent permitted by the Plan amend any agreement or other document evidencing an Award made under this Plan but, except as provided pursuant to the anti-dilution adjustment provisions of Section 14.2 hereof, no such amendment shall, without the approval of the stockholders of the Company:

(a) increase the maximum number of Shares for which Awards may be granted under this Plan;

(b) reduce the price at which Options may be granted below the price provided for in Section 6.2 hereof;

(c) reduce the option price of outstanding Options;

(d) extend the term of this Plan;

(e) change the class of persons eligible to be Participants; or

(f) increase the individual maximum limits in Sections 5.2 and 10.3 hereof.

      The Board may amend, alter or discontinue the Plan and the Board or the Committee may to the extent permitted by the Plan amend any agreement evidencing an Award made under this Plan, but no amendment or alteration shall be made which would impair the rights of any Participant, without such Participant’s consent, under any Award theretofore granted, provided that no such consent shall be required if the Committee determines in its sole discretion and prior to the date of any Change in Control that such amendment or alteration either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated.

ARTICLE XX

LEAVE OF ABSENCE

      SECTION 20.1     Leave of Absence. Unless the Committee shall determine otherwise, a leave of absence other than an Approved Leave of Absence shall be deemed a termination of employment for purposes of this Plan. An Approved Leave of Absence shall not be deemed a termination of employment for purposes of this Plan, but the period of such Approved Leave of Absence shall not be counted toward satisfaction of any Restriction Period or any holding period described in Section 6.4 hereof.

ARTICLE XXI

GENERAL PROVISIONS

      SECTION 21.1     Employment At Will. Neither the Plan nor the grant of any Award nor any action by the Company or any Subsidiary or Parent of the Company or the Committee shall be held or construed to confer upon any person any right to be continued in the employ of the Company or any Subsidiary or Parent of the Company. The Company and each Subsidiary and Parent expressly reserve the right to discharge, without liability but subject to his or her rights under this Plan, any Participant whenever in the sole discretion of the Company or any Subsidiary or Parent of the Company, as the case may be, its interest may so require.

      SECTION 21.2     Governing Law. This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law. The Committee may provide that any dispute as to any Award shall be presented and determined in such forum as the Committee may specify, including through binding arbitration. Any reference in this Plan or in the agreement or other document evidencing any Award to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

      SECTION 21.3     Resale or Transfer of Shares. The Committee may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares received in connection with an Award, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by the Participant and other participants and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

ARTICLE XXII

NON-EXCLUSIVITY OF PLAN

      SECTION 22.1     Non-Exclusivity of Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of stock options, stock appreciation rights, restricted stock, stock units or incentive bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

ARTICLE XXIII

COMPLIANCE WITH OTHER LAWS AND REGULATIONS

      SECTION 23.1     Compliance with Other Laws and Regulations. This Plan, the grant and exercise of Awards thereunder, and the obligation of the Company to sell, issue or deliver Shares under such Awards, shall be subject to all applicable federal, state and local laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant’s name or deliver any Shares prior to the completion of any registration or qualification of such Shares under any federal, state or local law or any ruling or regulation of any government body which the Committee shall determine to be necessary or advisable. This Plan is intended to constitute an unfunded arrangement for a select group of management and other key employees. No Option shall be exercisable unless a registration statement with respect to the Option is effective or the Company has determined that such registration is unnecessary. Unless the Awards and Shares covered by this Plan have been registered under the Securities Act of 1933, as amended, or the Company has determined that such registration is unnecessary, each person receiving an Award and/or Shares pursuant to any Award may be required by the Company to give a representation in writing that such person is acquiring such Shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

ARTICLE XXIV

LIABILITY OF THE COMPANY

      SECTION 24.1     Liability of the Company. The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant or other persons as to: (a) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and (b) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Option or other Award granted hereunder.

ARTICLE XXV

EFFECTIVE DATE

      SECTION 25.1     Effective Date. The Plan shall become effective upon approval of the stockholders of the Company.

APPENDIX B

CSK AUTO CORPORATION

AUDIT COMMITTEE

POLICY FOR PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES

      I. Overview. Pursuant to Section III.A.1. of the CSK Auto Corporation (the “Company”) Audit Committee Charter (“Charter”) adopted by the Audit Committee (the “Committee”) on February 25, 2003, and proposed for approval by the Company’s Board of Directors April 15, 2003, and the rules implemented by the Securities and Exchange Commission pursuant to Section 202 of the Sarbanes-Oxley Act of 2002 (the “Act”), the Committee has established this Policy with respect to the pre-approval of audit services and any non-audit service not prohibited by applicable law or regulation (“permissible non-audit service”) rendered by the Company’s independent auditor.

      II. Auditor Independence. The Committee is responsible for assisting the Board of Directors in oversight of the independent auditor’s independence. As such, the Committee shall (i) consider whether the provision of permissible non-audit services is compatible with maintaining the auditor’s independence, (ii) ensure that the lead audit partner, concurring audit partner and other partners of the independent auditor’s engagement team (to the extent applicable) are rotated as required under the Act, and (iii) further consider, in order to assure continuing auditor independence, rotation of the independent auditing firm itself.

      III. Audit Services. The Committee has the sole authority to appoint the independent auditor of the Company. However, the Company shall continue its long-standing practice of recommending that the Board of Directors ask the Company’s stockholders, at their annual meeting, to ratify the Committee’s selection of the independent auditor. The Committee will approve the annual audit engagement terms and fees prior to the commencement of any audit work other than that necessary for the independent auditor to prepare the proposed audit approach, scope and fee estimate. The Committee’s approval of the annual audit engagement will be construed to approve broadly the provision of all audit, review and attest services (including the issuance of any comfort letters) during the course of such audit engagement.

      IV. Permissible Non-Audit Services.

      a. Routine Tax Compliance. For each tax return prepared, reviewed, and/or signed by the Company’s auditor, an engagement letter confirming the scope and terms of the work to be performed shall be submitted to the Committee for pre-approval. In its discretion, the Committee may elect to engage the independent auditor for the provision of services relating to any and all tax returns to be filed on behalf of the Company in any fiscal year. In the event any material modification of an engagement letter is required, such modification must also be pre-approved.

      b. Routine Tax Advice.

i. Prior to the end of each fiscal year, the Company’s Chief Financial Officer or Controller shall submit a request for pre-approval to the Committee for an amount of tax advising services to be performed by the Company’s auditor on an as-needed basis for the following fiscal year. Such request should be detailed as to the particular service anticipated, including estimated dollar amounts.

ii. At a subsequent meeting of the Committee, additional routine tax advising services may be submitted by the Chief Financial Officer or Controller for pre-approval by the Committee.

      c. Non-routine tax-related Projects.

i. For any other “non-routine” tax-related project proposed to be performed by the Company’s auditor, an engagement letter confirming the scope and terms of the work to be performed shall be submitted by the Chief Financial Officer or Controller to the Committee for pre-approval. In the event any material modification of an engagement letter is required, such modification must also be pre-approved.

B-1

ii. A “non-routine” project is defined as any service not included in subsections IV.a. and IV.b. above.

      d. Definition of Tax Services. Tax services in general are defined as any service rendered by the Company’s independent auditor, including, but not limited to, the areas of income tax, sales and use tax, property tax, payroll tax, tax ramifications relating to compensation and benefits, tax audit services, indirect tax, and economic consulting services (transfer pricing).

      The Company’s independent auditor will not be permitted to perform services in connection with:

i. representing the Company before the tax court, district court, or federal court of claims, or

ii. consulting on a tax shelter transaction or other transaction that the auditor presents to the Company for which the sole business purpose may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations.

      e. Other Permissible Non-Audit Services. For any other permissible non-audit service proposed to be performed by the Company’s independent auditor not specifically addressed above, an engagement letter confirming the scope and terms of the work to be performed shall be submitted to the Committee for pre-approval. In the event any modification of an engagement letter is required, such modification must also be pre-approved by the Committee.

      V. De Minimis Exception. Pursuant to the provisions of the Charter and the Securities and Exchange Commission rules, pre-approval for permissible non-audit services may be waived in certain circumstances provided that: (1) the aggregate amount of all such services provided constitutes no more than five percent (5%) of the total amount of revenues paid by the Company to the independent auditor in the fiscal year when services are provided; (2) such services were not recognized by the Company at the time of the engagement to be non-audit services; and (3) such services are promptly brought to the attention of the Committee and approved prior to completion of the audit either by the Committee or authorized delegate (discussed below).

      VI. Authorized Delegate. The Chairman of the Committee has delegated authority to grant pre-approvals required under this Policy. The decisions of the Chairman under this delegated authority shall be presented to the full Committee at its next scheduled meeting.

      VII. Reporting. On a quarterly basis, the Company’s Chief Financial Officer or the Controller shall report to the Committee all non-audit services performed during the previous quarter and all fees billed by the Company’s independent auditor for such non-audit services.

B-2

APPENDIX C

CSK AUTO CORPORATION

AUDIT COMMITTEE CHARTER

I.     Purpose.

      The Audit Committee (“Committee”) is appointed by the Board of Directors for the purpose of:

(A) Assisting the Board in oversight of:

(1) the integrity of the Company’s financial statements,

(2) the independent auditor’s qualifications and independence,

(3) the performance of the Company’s internal audit function and independent auditors, and

(4) the Company’s compliance with legal and regulatory requirements.

(B) Preparing the report required by the rules of the Securities and Exchange Commission (“SEC”) to be included in the Company’s annual proxy statement.

II.     Composition.

      The Board shall appoint an Audit Committee of at least three members, consisting entirely of independent directors of the Board, and shall designate one member as chairperson. For purposes hereof, “independent” shall mean a director who meets the independence requirements of the New York Stock Exchange (“NYSE”), the Securities Exchange Act of 1934 (“Exchange Act”), and the rules and regulations of the SEC.

      Each member of the Committee must be financially literate, or must become financially literate within a reasonable period of time after his or her appointment to the Committee, and at least one member of the Committee shall have accounting or related financial management expertise, as such qualifications are interpreted by the Board in its business judgment. The Board shall seek to identify and appoint to the Committee, and/or maintain on the Committee, at least one member who is an “audit committee financial expert”, as such term is defined by the SEC.

      Committee members shall not simultaneously serve on the audit committee of more than two other public companies without the Board’s prior determination that such simultaneous service would not impair the ability of such member to effectively serve on the Committee, and disclosure of such determination in the Company’s annual proxy statement as required by the rules of the NYSE.

III.     Authority, Duties and Responsibilities.

      A. General.

      1. Independent Auditor. The Committee shall have the sole authority to select, appoint and replace the independent auditor subject, if applicable, to shareholder ratification. The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Committee.

      The Committee shall pre-approve all auditing services and develop policies and procedures regarding permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exception for non-audit services (as described in Section 10A(i)(1)(B) of the Exchange Act). The Committee may delegate authority to one or more designated members of the Committee to grant pre-approvals of audit and permitted non-audit services, provided that decisions made by any such designated members shall be reported to the full Committee at each of its scheduled meetings.

      2. Independent Advisors. The Committee shall have the authority, to the extent it deems necessary or appropriate to carry out its duties, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services for the Company and to any other such independent advisors retained by the Committee pursuant to this section III.A.2, and for payment of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

      3. Meetings. The Committee shall meet (either in person or telephonically) as often as it deems necessary or appropriate, but not less frequently than quarterly. The Committee shall meet periodically in separate executive sessions with management, the independent auditor and internal auditors, respectively. The Committee may also meet independently, outside of the presence of management, the independent auditor or the internal auditors, as it deems necessary or appropriate.

      4. Reporting to the Board. The Committee shall report regularly to the Board regarding its activities.

      5. Review and Assessment. The Committee shall annually review and reassess the adequacy of this Charter, and recommend any proposed changes to the Board for approval. The Committee shall annually evaluate its own performance.

      6. Additional Duties. The Committee shall, in addition to the performance of the duties described in this Charter, undertake such additional duties as from time to time may be:

(a) delegated to it by the Board;

(b) required by law or under the rules of the NYSE; or

(c) deemed desirable, necessary or appropriate, in the Committee’s discretion, in connection with its functions described in this Charter.

      B. Financial Statement and Disclosure Matters.

      The Committee shall:

1. Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K; and review and discuss with management and/or the independent auditor, as the Committee deems necessary or appropriate, the Chief Executive Officer’s letter to shareholders accompanying each annual report/ Form 10-K.

2. Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

3. Review with the independent auditor the following (in connection with any audits conducted by the independent auditor):

(a) All critical accounting policies and practices to be used;

(b) All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

(c) Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

4. Discuss with management the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. (Such discussion may be done generally [i.e., discussion of the types of information to be disclosed and the type of presentation to be made]).

5. Discuss with management the Company’s risk assessment and risk management policies, including the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

6. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

7. Review disclosures made to the Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein, and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

      C. Oversight of the Company’s Relationship with the Independent Auditor.

      The Committee shall:

1. Obtain and review a report from the independent auditor at least annually describing (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues, and (c) (to assess the auditor’s independence) all relationships between the independent auditor and the Company.

2. Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

      D. Oversight of the Company’s Internal Audit Function.

      The Committee shall have oversight responsibility with respect to the Company’s internal audit function.

      E. Compliance Oversight.

      The Committee shall:

1. Review with the Company’s management, legal counsel, internal audit personnel and independent auditor the Company’s compliance with legal and regulatory requirements, including insider trading and affiliated party transactions and any other legal or regulatory matters that could have a material impact on the Company’s operations and/or financial statements, and related Company compliance programs, codes and policies, and monitor the results of the Company’s compliance efforts.

2. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

3. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

IV.     QLCC Responsibilities.

      The Committee shall serve as the Company’s “Qualified Legal Compliance Committee” (“QLCC”) as defined in the SEC Rule — Implementation of Standards of Professional Conduct for Attorneys (17 CFR Part 205) (“New Rule”) (pursuant to Section 307 of the Sarbanes-Oxley Act of 2002).

      The QLCC shall have the specific authority and responsibilities granted by the Board of Directors, and shall perform the functions of the QLCC as contemplated under the New Rule, and as more specifically set forth in the Procedures adopted by the QLCC (as may be modified from time-to-time), and the Policy Concerning Standards of Professional Conduct for Attorneys implemented by the Company (as may be modified from time-to-time).

PROXY CARD

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, JUNE 16, 2004
AT 9:00 A.M. MOUNTAIN STANDARD (PHOENIX LOCAL) TIME
THE ARIZONA BILTMORE
2400 E. MISSOURI AVENUE
PHOENIX, ARIZONA

The undersigned hereby appoints Lon Novatt and Randi V. Morrison, and each of them, with full power of substitution to represent the undersigned and to vote all of the shares of stock in CSK Auto Corporation (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at The Arizona Biltmore, Phoenix, Arizona on Wednesday, June 16, 2004 at 9:00 a.m. Mountain Standard (Phoenix local) Time, and at any adjournment thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Company’s Proxy Statement, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting.

(Continued, and to be signed on the other side)

The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted FOR proposals 1 through 4.

Address Change/Comments (Mark the corresponding box on the reverse side)

▲  FOLD AND DETACH HERE  ▲

YOUR VOTE IS IMPORTANT!

You can give your proxy in one of three ways:

1.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

OR

2.	CALL TOLL FREE 1-800-435-6710 on a touch-tone telephone and follow the instructions. There is NO CHARGE to you for this call.

OR

3.	Access our web site www.eproxy.com/cao to vote your shares.

If you plan to attend the Annual Meeting in person, please remember to send your written request for an admission ticket to:

CSK Auto Corporation
645 East Missouri Avenue, Suite 400
Phoenix, AZ 85012
Attn: Randi V. Morrison, Secretary

Please                    ☐
Mark Here
for Address
Change or
Comments
SEE REVERSE SIDE

	FOR all	FOR all nominees
	nominees	listed below
	listed below	(except as marked to
		the contrary below)	WITHHELD
1. Election of Directors	☐	☐	☐

01 Maynard Jenkins	05 Charles K. Marquis
02 James G. Bazlen	06 Charles J. Philippin
03 Morton Godlas	07 William A. Shutzer
04 Terilyn A. Henderson

Instructions: To withhold authority to vote for any individual nominee, print that nominee’s name in the space provided below.

	FOR	AGAINST	ABSTAIN
2. Ratify appointment of independent auditor	☐	☐	☐

	FOR	AGAINST	ABSTAIN
3. Approval of the 2004 Executive Incentive Program	☐	☐	☐

	FOR	AGAINST	ABSTAIN
4. Approval of the 2004 Stock and Incentive Plan	☐	☐	☐

Even if you are planning to attend the Annual Meeting in person, you are urged to sign and mail this Proxy Card in the return envelope so that your stock may be represented at the meeting.

Signature	Title(s)	Date
Sign exactly as your name(s) appears on your stock certificates. If shares of stock stand on record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons, as the case may be, should sign the above Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by an authorized officer. Executors or administrators or other fiduciaries who execute the above Proxy for a deceased stockholder should give their title. Please date the proxy card.

▲  FOLD AND DETACH HERE  ▲

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 P.M. Eastern Time the day prior to the date of the Annual Meeting.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/cao		Telephone 1-800-435-6710		Mail
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement on
the internet at www.cskauto.com